SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:
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1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2013

The Annual Meeting of Stockholders of SeaChange International, Inc. (“SeaChange” or the “Company”) will be held at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720, on Wednesday, July 17, 2013 at 10:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect the nominees named in the proxy statement to the Board of Directors to serve for three-year terms as Class II Directors.
2.	To conduct an advisory vote on the compensation of the Company’s named executive officers.
3.	To approve an amendment and restatement of the Company’s 2011 Compensation and Incentive Plan.
4.	To ratify the appointment of the Company’s independent registered public accounting firm.
5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 20, 2013, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

Please call Jim Sheehan at 978-889-3064 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

David McEvoy
Senior Vice President, General Counsel and Secretary

Acton, Massachusetts
May 23, 2013

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. If you are the registered holder of the shares, you may rather choose to vote via the Internet or by telephone. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed form for instructions.

2013 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

i

SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2013

May 23, 2013

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the “Board”) of SeaChange International, Inc. (“SeaChange” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 17, 2013, at 10:00 a.m., local time, at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720.

Only stockholders of record as of the close of business on May 20, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof.

SeaChange is pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. We believe that this process allows SeaChange to provide its stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing its proxy materials.

As a result, SeaChange is mailing to most of its stockholders of record entitled to vote at the annual meeting on or about June 5, 2013, a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) instead of a paper copy of this proxy statement and SeaChange’s 2013 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The balance of SeaChange’s stockholders entitled to vote at the annual meeting will be mailed on or about June 5, 2013 a printed copy of the proxy materials together with a copy of the Notice.

Information Regarding Voting and Proxies

Stockholders may vote in one of the following three ways:

(1)	if you receive a copy of the proxy materials by mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail;
(2)	by completing a proxy using the toll-free telephone number listed on the proxy card or Notice; or
(3)	by completing a proxy on the Internet at the address listed on the proxy card or Notice.

Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or attending the Annual Meeting of Stockholders and voting in person. Only your latest dated proxy will count.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. With respect to the election of the Class II Directors, any stockholder submitting a proxy has a right to withhold authority to vote for a nominee by indicating this in the space provided on the proxy. The stockholders will also consider and vote upon an advisory vote on the compensation of the Company’s named executive officers, the approval of SeaChange’s Amended and Restated 2011 Compensation and Incentive Plan, and the ratification of the selection of SeaChange’s independent registered public accounting firm. Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors to serve as Class II Directors, FOR approval of the compensation of the Company’s named executive officers, FOR approval of the amendment and restatement of SeaChange’s 2011 Compensation and Incentive Plan, and FOR the ratification of the selection of SeaChange’s independent registered public accounting firm.

A majority-in-interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by SeaChange’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the SEC’s proxy rules. See “Stockholder Proposals” herein at page 9. The persons named as proxies, Raghu Rau and David McEvoy, were selected by the Board of Directors and are officers of SeaChange.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 20, 2013 by:

•	each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;
•	each of the directors of SeaChange and each of the executive officers of SeaChange named in the Summary Compensation Table on page 29; and
•	all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange, except as disclosed below under “Certain Relationships and Related Transactions.” Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying restricted stock units (“RSUs”), options or warrants that are exercisable by that person within 60 days of May 20, 2013. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 32,742,205 shares of SeaChange’s common stock outstanding as of May 20, 2013.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Raghu Rau	632,478	*
Michael D. Bornak(2)	51,666	*
David McEvoy	4,167	*
Anthony Dias(3)	5,499	*
Ira Goldfarb(4)	1,384	*
Steven Davi(5)	350	*
Mary Palermo Cotton	78,500	*
Thomas F. Olson	146,893	*
Edward Terino	61,000	*
Carmine Vona	106,377	*
Steven Craddock	—	*
Starboard Value LP(6) 599 Lexington Avenue, 20th Floor New York, NY 10022	2,868,198	8.8%
Pinnacle Associates, Ltd.(7) 335 Madison Avenue, Suite 1100 New York, NY 10017	2,674,754	8.2%
Dimensional Fund Advisors LP(8) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,136,184	6.5%
Blackrock, Inc.(9) 40 East 52nd Street New York, NY 10022	1,717,846	5.2%
All executive officers and directors as a group (11 persons)(10)	1,088,314	3.3%

*	Less than 1%
(1)	Includes shares of Common Stock which have not been issued but are subject to options which either are presently exercisable or will become exercisable within sixty days of May 20, 2013, as follows: Mr. Rau, 548,890 shares; Mr. Bornak 50,000 shares; Mr. McEvoy 1,667 shares; Ms. Cotton, 5,000 shares; Mr. Olson, 48,338 shares; and Mr. Vona, 15,000 shares. Includes RSUs that will have vested within sixty days of May 20, 2013, as follows: Mr. Rau, 6,000 RSUs; Mr. McEvoy, 2,500 RSUs; and Mr. Terino, 6,000 RSUs. Includes Mr. Bornak’s 1,666 RSUs that will vest on July 2, 2013 in conjunction with his termination of employment from the Company effective May 31, 2013.
(2)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(3)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President effective June 1, 2013.
(4)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2012, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(5)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is no longer an executive officer or employee of SeaChange as of November 16, 2012.
(6)	Based on information contained in an amended Schedule 13D/A filed on January 28, 2013, (i) Value and Opportunity Fund had beneficial ownership of 2,394,782 shares, (ii) Starboard LLC had beneficial ownership of 33,927 shares, (iii) Starboard Value LP, as the holder of 439,489 shares and the investment manager of Value and Opportunity Fund and Starboard LLC, may be deemed to have beneficial ownership of 2,868,198 shares, (iv) Starboard Value GP, as the general partner of Starboard Value LP, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund, Starboard LLC, and Starboard Value LP, (v) Principal Co, as a member of Starboard Value GP, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund, Starboard LLC, and Starboard Value LP, and (vi) Principal Co GP, as the general partner of Principal Co, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund, Starboard LLC and Starboard Value LP. In addition, as members of Principal Co GP and the Management Committees of Starboard Value GP and Principal Co GP, Jeffrey C. Smith, Mark Mitchell, and Peter A. Feld, a former SeaChange director, may each be deemed to share beneficial ownership and voting and dispositive control of the shares held by Value and Opportunity Fund, Starboard LLC and Starboard Value LP.
(7)	According to an amended Schedule 13G/A filed on February 13, 2013, Pinnacle Associates, Ltd. shares voting power and shares dispositive power with respect to all of the above-mentioned shares with its clients.
(8)	According to an amended Schedule 13G/A filed on February 11, 2013, Dimensional Fund Advisors LP may be deemed to have sole voting power with respect to 2,088,389 of the above-mentioned shares and sole dispositive power over all of the above-mentioned shares. Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and investment accounts, which own the above-mentioned shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.
(9)	According to a Schedule 13G filed on January 30, 2013, BlackRock, Inc. may be deemed to have sole voting power and sole dispositive power with respect to all of the above-mentioned shares which were acquired by the following BlackRock, Inc. subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., and BlackRock Japan Co. Ltd.
(10)	This group is comprised of those individuals named in the Summary Compensation Table on page 29, the remaining executive officers of SeaChange and those persons who were directors of SeaChange as of May 20, 2013. Includes an aggregate of 685,061 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options or will acquire upon vesting of RSUs within sixty days of May 20, 2013. Includes an aggregate of 16,166 RSUs held by directors and executive officers, as a group that will have vested within sixty days of May 20, 2013.

PROPOSAL NO. I

ELECTION OF DIRECTORS

SeaChange’s Board of Directors currently consists of six members, five of whom are independent, non-employee directors. The Board of Directors is divided into three classes. Each class is elected for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of the current Class II Directors, Messrs. Terino and Craddock, expires at the Annual Meeting. The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Messrs. Terino and Craddock for re-election as a Class II Directors. The Board of Directors knows of no reason why either of these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number. Messrs. Terino and Craddock have each consented to being named in this proxy statement as a nominee to be a Class II Director and to serving in that capacity, if elected.

The Board of Directors unanimously recommends a vote “FOR” the Nominees listed below.

The following table sets forth, for the Class II nominees to be elected at the Annual Meeting and each of the other current directors, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director. In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director.

Class II Directors (Terms Expire at 2013 Annual Meeting) and Nominees

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Edward Terino (2010)	Director
Edward Terino, 59, has served as a director of our Board of Directors since July 2010, where he is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Terino has served as President of GET Advisory Service LLC, a strategic and financial management consulting firm focused on the technology and maritime industries since March 2009. Mr. Terino is also a founder of Novium Learning, Inc., a start-up vocational educational publishing company based in Wellesley, Massachusetts. Since March 2010, Mr. Terino has served as a director of Baltic Trading Ltd., a NYSE listed international dry bulk shipping company (NYSE:BALT), where he is the Chairman of the Audit Committee and a member of the Compensation Committee. Since October 2012, Mr. Terino has served as a director of Extreme Networks, Inc., a NASDAQ listed network switching and services company (NASDAQ:EXTR), where he is a member of the Audit Committee. From April 2007 through February 2012, Mr. Terino served as a director of S1 Corporation, a NASDAQ listed internet banking and payments software company (NASDAQ:SONE), where he was Chairman of the Audit Committee and a member of the Compensation Committee. In February 2012, S1 Corporation was acquired by ACI Worldwide, Inc. From November 2009 to November 2010, Mr. Terino served as a director of Phoenix Technologies Ltd., a NASDAQ listed BIOS software company (NASDAQ:PTEC), where he was the Chairman of the Audit Committee and a member of the Compensation Committee. In November 2010, Phoenix Technologies Ltd. was acquired by Marlin Equity Partners. From October 1999 to March 2006, Mr. Terino served as a director of EBT International Inc., a NASDAQ listed web content management software company (NASDAQ:EBTI), where he was Chairman of the Audit Committee and a member of the Compensation Committee. From July 2005 through December 2008, Mr. Terino was Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd., a NYSE listed international seaborne transporter of crude oil and petroleum products (NYSE:ATB). In December 2008 Arlington Tankers Ltd. merged with General Maritime Corporation. From September 2001 to June 2005, Mr. Terino was Senior Vice President, Chief Financial Officer, and Treasurer of Art Technology Group, Inc., a NASDAQ listed eCommerce software company (NASDAQ:ARTG). Prior to 2001, Mr. Terino held senior financial and operational management positions over a 15 year period with several publicly traded technology and educational publishing companies. Mr. Terino began his career at Deloitte & Touche and spent 9 years in their consulting services organization. Mr. Terino earned a BS degree in Management from Northeastern University and he earned a MBA from Suffolk University. Currently Mr. Terino is a founding donor and member of the Advisory Board for the Center for Innovation and Change Leadership at Suffolk University. Mr. Terino contributes experience as a “financial expert” in mergers and acquisitions, in cost restructurings, investor relations, and in implementing financial measures and controls in software companies.

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Steven Craddock (2012)	Director
Steven C. Craddock, 64, has served as a member of our Board of Directors since August 2012. Since March 2011, Mr. Craddock has served as a member of the Board of Directors of MaxLinear, a provider of integrated radio-frequency analog and mixed signal semiconductor SoC solutions for broadband communications applications. Since July 2008, Mr. Craddock has served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. From November 2006 until June 2008, Mr. Craddock served as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. From June 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute. Mr. Craddock has extensive financial and business expertise, including a diversified background in the cable television and telecommunications industries.

Class III Directors (Terms Expire at 2014 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Thomas F. Olson (2001)	Chairman of the Board of Directors
Thomas F. Olson, 64, has served as a Director of SeaChange since May 2001 and as Chairman since November 2011. In addition, from January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications. Mr. Olson served as Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm, from August 1994 to May 1998. Mr. Olson was with Katz Media Group for 23 years. Since 2005, Mr. Olson has also served on the board of Sarkes Tarzian, Inc., a private company that owns and operates television and radio stations. Mr. Olson contributes valuable executive experience within the cable and broadcast television industry and the advertising industry, and with the issues confronting companies within these industries.
Mary Palermo Cotton (2004)	Director
Mary Palermo Cotton, 55, has served as a Director of SeaChange since September 2004. Currently Ms. Cotton is Chief Executive Officer of iDirect Technologies, a leading provider of satellite based IP communications technology. Previously, Ms. Cotton was a Senior Vice President of SAP, an enterprise software provider, as a result of SAP’s June 2006 acquisition of Frictionless Commerce. Prior to the acquisition, Ms. Cotton had been the Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005. From February 2003 to July 2004, Ms. Cotton was a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003. Ms. Cotton additionally served on the Board of Directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software. Ms. Cotton contributes extensive executive experience in the global software industry as well as extensive financial reporting expertise.

Class I Directors (Terms Expire at 2015 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Raghu Rau (2010)	Chief Executive Officer and Director
Raghu Rau, 64, became interim Chief Executive Officer of SeaChange in November 2011, and was appointed permanent Chief Executive Officer on May 1, 2012. He joined the SeaChange Board of Directors in July 2010. Mr. Rau previously held a number of senior leadership positions at Motorola, Inc., from 1992 to 2008, and previously served on the Board of Directors of Microtune, Inc., from May 2010 to December 2010, which was then acquired by Zoran Corporation. Mr. Rau has served on the Board of Directors of Aviat Networks, Inc., a leader in wireless transmission systems, since November 2010. Mr. Rau is currently a Class III Director, but has been nominated for election as Class I Director at the 2012 Annual Meeting. Mr. Rau contributes valuable executive experience as the Chief Executive Officer of SeaChange as well as prior experience in the areas of managing a rapidly expanding business, the integration of strategic acquisitions and joint ventures, and the implementation of corporate strategy.
Carmine Vona (1995)	Director
Carmine Vona, 75, has served as a Director of SeaChange since January 1995. In addition, since December 2001, Mr. Vona has served as a director of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry, having also served as its Chief Executive Officer from December 2001 through December 2002 and as its Chairman from December 2001 through December 2010. From 1996 through 2009, Mr. Vona also served as the President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm specializing in technical software architectures for the financial industry. From August 2000 to December 2002, Mr. Vona served as a member of the Board of Directors of E-LAB, an Italian bank wholly owned by Banca INTESA. From November 1969 to June 1996, Mr. Vona was employed by Bankers Trust Co., during which time he held positions as Executive Vice President and Senior Managing Director for worldwide technology. From August 1986 to June 1996, Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co. As a partner and manager of two real estate companies and consultant to several others, Mr. Vona is currently engaged in the analysis and evaluation of real estate development and investment opportunities. Mr. Vona contributes extensive experience in software development, front and back-office re-engineering and risk management, and in the formulation, execution and control of entity-wide software strategies.

Arrangements or Understandings Regarding the Selection of Certain Directors

On June 3, 2010, SeaChange entered into an agreement (the “First Ramius Agreement”) with Ramius Value and Opportunity Master Fund Ltd., funds managed by it and certain of its affiliates including Ramius LLC (collectively, “Ramius”), as further described in the Current Report on Form 8-K filed by SeaChange with the Securities and Exchange Commission on June 3, 2010. Pursuant to the First Ramius Agreement, in exchange for certain agreements by Ramius with respect to the 2010 and 2011 Annual Meetings, SeaChange agreed, among other things, to nominate Mr. Terino for election to the Board as a Class II Director at the 2010 Annual Meeting and to elect Mr. Rau to the Board to serve as a Class III Director (with a term to expire at the 2011 Annual Meeting). The First Ramius Agreement also provides that if Mr. Terino were to resign or be removed as a director prior to our 2013 Annual Meeting, Ramius has the ability to recommend a replacement director.

On December 16, 2010, SeaChange entered into an agreement (the “Second Ramius Agreement”) with Ramius, as further described in the Current Report on Form 8-K filed by SeaChange with the Securities and

Exchange Commission on December 16, 2010. Pursuant to the Second Ramius Agreement, in exchange for certain agreements by Ramius with respect to the 2011 Annual Meeting, SeaChange agreed, among other things, to reconstitute the Board such that Mr. Vona became a Class I director with a term expiring at the Company’s 2012 Annual Meeting, to appoint Mr. Feld as a Class III director and to nominate Messrs. Rau and Feld for election at the 2011 Annual Meeting as Class III directors (with terms to expire at the 2014 Annual Meeting).

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that Messrs. Craddock, Olson, Terino and Vona and Ms. Cotton are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace Rules of The Nasdaq Stock Market (“NASDAQ”). In making this determination, the Board of Directors affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that neither the identification in 2010 of Mr. Terino as director nominee by Ramius nor the terms of either the First Ramius Agreement or the Second Ramius Agreement precluded a determination that Mr. Terino qualified as “independent”.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders must be received no later than the close of business on February 5, 2014 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts, 01720, Attention: Secretary. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2014 Annual Meeting — other than one that will be included in SeaChange’s proxy materials — must notify SeaChange no earlier than January 6, 2014, and no later than February 5, 2014. If a stockholder who wishes to present a proposal fails to notify SeaChange by February 5, 2014, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2014 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for the Audit, Compensation, Corporate Governance and Nominating Committees of the Board of Directors are available on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. SeaChange will ensure that amendments, if any, to these documents are disclosed and posted on this website within four (4) business days of any such amendment.

Board Meetings

The Board of Directors of SeaChange met nine times and acted by written consent four times during the fiscal year ended January 31, 2013. During the fiscal year ended January 31, 2013, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve. SeaChange has a policy that its Board of Directors attend SeaChange’s Annual Meeting of Stockholders. Last year, all of the directors attended the Annual Meeting of Stockholders that was held on July 18, 2012.

Board Leadership Structure

The Board of Directors has appointed an independent director to serve as Chairman of the Board of Directors. The Board has adopted this structure to strike an effective balance between management and independent leadership participation in the Board process. The function of the Chairman is to set the agenda for Board meetings and to facilitate and improve communication between the independent directors and SeaChange by serving as the interface between SeaChange’s Chief Executive Officer, senior management and the independent directors. The Chairman works with the chairperson of the Compensation Committee, if a separate person, to establish goals for the Chief Executive Officer each fiscal year and conducts the annual Chief Executive Officer evaluation. Mr. Olson currently serves as the Chairman and as Chairman of the Compensation Committee.

Board Oversight of Risk

The Board oversees the business and strategic risks of SeaChange. The Audit Committee oversees financial reporting and compliance risks confronting SeaChange. The Compensation Committee oversees risks associated with SeaChange’s compensation policies and practices, including performance-based compensation and change in control plans. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board.

SeaChange provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The members are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each of these standing committees is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Messrs. Terino (Chairman), Craddock, and Vona and Ms. Cotton each of whom meet the independence requirements of the SEC and NASDAQ, as described above. In addition, SeaChange’s Board has determined that each member of the Audit Committee is financially literate and that Mr. Terino satisfies the requirement of the Marketplace Rules applicable to NASDAQ-listed companies that at least one member of the Audit Committee possess financial sophistication and that Mr. Terino is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including the system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met seven times during fiscal year 2013. The responsibilities of the Audit Committee and its activities during fiscal year 2013 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The Compensation Committee members are Messrs. Olson (Chairman), Craddock, and Terino and Ms. Cotton, each of whom meet the independence requirements of the SEC and NASDAQ, as described above. Among other things, the Compensation Committee determines the compensation, including stock options, RSUs and other equity compensation, of SeaChange’s management and key employees, administers and makes recommendations concerning SeaChange’s equity compensation plans, and ensures that appropriate succession planning takes place for all levels of management, department heads and senior management. The Compensation Committee met five times and acted by unanimous written consent six times during fiscal year 2013. The responsibilities of the Compensation Committee and its activities during fiscal year 2013 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Messrs. Vona (Chairman) and Olson and Ms. Cotton, each of whom meet the independence requirements of the SEC and NASDAQ, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board of Directors persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Code of Ethics and Business Conduct. The Corporate Governance and Nominating Committee identify Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met six times and acted by unanimous written consent one time during fiscal year 2013.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria for prospective nominees. SeaChange believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. As part of the consideration in fiscal year 2013 by the Corporate Governance and Nominating Committee of candidates for election to the Board, these criteria were reviewed. No changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 50 Nagog Park, Acton, Massachusetts 01720. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws. The procedures are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee do not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above. The Committee did not receive any stockholder nominee recommendations for this annual meeting.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Chairman of the Board, if directed to the Board as whole, or to an individual director, if directed to that particular Board member, care of SeaChange’s Secretary, at SeaChange’s offices at 50 Nagog Park, Acton, Massachusetts 01720. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors.

Compensation of Directors

During the fiscal year ended January 31, 2013, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. During fiscal year 2013, SeaChange directors who were not employees of SeaChange earned a fee of $9,000 per quarter and were reimbursed for their reasonable out-of-pocket expenses incurred in attending Board meetings. Mr. Olson received $5,000 per quarter for three quarters in consideration of his service as Chairman. In addition, Mr. Olson received four grants of 2,898 RSUs each in consideration for the additional services provided by Mr. Olson in his capacity as Chairman to facilitate Mr. Rau’s transition into the office of Chief Executive Officer. Messrs. Terino and Vona received a one-time grant of 3,000 RSUs each as bonus for their additional services rendered to the Company in their capacity as a Board member to facilitate the executive transitions at the Company.

The Chair of the Audit Committee of the Board of Directors is entitled to receive an additional cash payment of $3,750 per quarter. Accordingly, for fiscal 2013, Ms. Cotton earned $7,500 for her service as Chairperson of the Audit Committee in the first and second quarters and Mr. Terino earned $7,500 for his service as Chairperson of the Audit Committee in the third and fourth quarters of the fiscal year. The Chairs of the Corporate Governance and Nominating Committee, the Compensation Committee and the Independent Advisory Committee of the Board were each entitled to receive an additional cash payment of $2,500 per quarter. Accordingly, for fiscal 2013, Mr. Olson earned $5,000 for his service as Chair of the Compensation Committee; Mr. Vona earned $10,000 for his services as Chair of the Corporate Governance and Nominating Committee; and Mr. Feld earned $10,000 for his service as Chair of the Independent Advisory Committee, in each case in addition to earning $36,000 for service as a director. On January 25, 2013, the Board of Directors terminated the Independent Advisory Committee.

In accordance with the compensation policy for non-employee directors adopted by the Compensation Committee in December, 2005 and amended in July, 2008, each non-employee director is entitled to receive an annual grant of 12,000 RSUs that vests in equal installments over three years. The annual grant of 12,000 RSUs with respect to fiscal 2013 was made on January 25, 2013 to vest over three years ending December 1, 2015.

In February, 2009, the Board adopted a policy to award new non-employee directors the following awards at the time they join the Board: (i) an initial equity award of RSUs for 12,000 shares of SeaChange’s common stock, to vest annually over three years on the anniversary of the date the non-employee director joins the Board, and (ii) the annual RSU award made to non-employee directors described in the immediately preceding paragraph which, at the discretion of the Board, may be prorated for partial year service. Accordingly, upon Mr. Craddock joining the Board on August 2, 2012, Mr. Craddock was granted 18,000 RSUs to vest over three years.

Director Compensation
Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Mary Palermo Cotton	$43,500	$132,720	$176,220
Steve Craddock	$18,000	$267,900	$285,900
Peter Feld(2)	$56,000	$—	$56,000
Thomas F. Olson	$56,000	$220,616	$276,616
Carlo Salvatori(3)	$18,000	$—	$18,000
Ed Terino	$43,500	$154,770	$198,270
Carmine Vona	$46,000	$154,770	$200,770

(1)	The grant date fair value for each of these awards, aggregated in the above table, is as follows:

Name	Date of Grant	Stock Awards (#RSUs)	Grant Date Fair Value	Total Grant Date Fair Value
Mary Palermo Cotton	1/25/2013	12,000	$132,720	$132,720
Steve Craddock	1/25/2013	12,000	$132,720	$267,900
	8/2/2012	18,000	$135,180
Thomas F. Olson	1/25/2013	12,000	$132,720	$220,616
	5/1/2012	2,898	$23,822
	4/2/2012	2,898	$23,184
	3/1/2012	2,898	$19,764
	2/1/2012	2,898	$21,126
Ed Terino	1/25/2013	12,000	$132,720	$154,770
	2/13/2012	3,000	$22,050
Carmine Vona	1/25/2013	12,000	$132,720	$154,770
	2/13/2012	3,000	$22,050
(2)	As disclosed in SeaChange’s Form 8-K filed January 25, 2013, Mr. Feld resigned as a Director, effective January 25, 2013. Mr. Feld was granted 12,000 RSUs on November 30, 2011 for services to be rendered in the fiscal year ending January 31, 2012. The grant date fair value of those RSUs was $96,120. On January 25, 2013, the Board voted that Mr. Feld’s previously awarded unvested RSUs shall continue to vest on the schedule provided for in the RSU agreements governing such awards, notwithstanding the end of his Board service.
(3)	Mr. Salvatori served a full term expiring at the 2012 Annual Meeting and did not stand for re-election.

The table below shows the aggregate number of unvested stock awards and options for each non-employee director as of January 31, 2013. Stock awards consist of unvested RSUs. Upon vesting, the units are paid in the form of shares of our common stock.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)
Mary Palermo Cotton	24,000	—
Steve Craddock	30,000	—
Thomas F. Olson	29,333	50,003
Ed Terino	33,000	—
Carmine Vona	27,000	—

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton and Messrs. Terino (Chairman), Craddock, and Vona.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm.
•	Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders.
•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations.
•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, expresses an opinion on the effectiveness of internal control over financial reporting and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal year 2013, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Grant Thornton LLP, SeaChange’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that there were no material deficiencies in the design or operation of internal controls which could adversely affect SeaChange’s ability to record, process, summarize and report financial data and that there was no fraud, whether or not material, that involved management or other employees who have a significant role in SeaChange’s internal controls.

The Committee has received from and discussed with Grant Thornton LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP the independent accountant’s independence. The Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The Audit Committee also decided to retain Grant Thornton LLP as SeaChange’s independent registered public accounting firm for the 2014 fiscal year.

Respectfully Submitted By The Audit
Committee Of The Board Of Directors
Edward Terino, Chairman
Mary Palermo Cotton
Carmine Vona
Steven Craddock

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Mr. Rau, SeaChange’s Chief Executive Officer and Director, whose biographical information is set forth above at page 8, SeaChange’s executive officers are:

Executive Officer’s Name	Position and Principal Occupation and Business Experience During the Past Five Years
Michael Bornak	Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration
Michael Bornak, age 51, joined SeaChange in January 2012 and serves as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, though has resigned as an employee and executive officer of SeaChange effective May 31, 2013. Mr. Bornak previously served from September 2009 until January 2012 as the Chief Financial Officer of Tollgrade Communications, Inc., a test and measurement telecommunications and utility company. From June 2008 to July 2009 he was Chief Financial Officer of Solar Power Industries, Inc., a solar energy product manufacturer. From February 2006 to June 2008, Mr. Bornak was the Chief Financial Officer of MHF Logistical Solutions, Inc., a logistics company serving primarily the nuclear and hazardous/non-hazardous waste industries.
David McEvoy	Senior Vice President, General Counsel and Secretary
Mr. McEvoy, age 55, joined the Company on July 2, 2012 as Vice President and General Counsel. He became Senior Vice President and General Counsel on February 1, 2013, and became the Secretary on May 17, 2013. Prior to joining SeaChange, Mr. McEvoy was the Senior Vice President and General Counsel of Peoplefluent Inc. from June 2011 to July 2012. Mr. McEvoy served as the Senior Vice President and General Counsel of Art Technology Group, Inc. (“ATG”) from September 2005 to March 2010, which was acquired by Oracle Corporation on January 5, 2011. Prior to joining ATG, Mr. McEvoy was the Group General Counsel-Operations of Gores Technology Group, a private equity firm. Mr. McEvoy has held various General Counsel and other executive level legal positions with several companies including Aprisma Inc., Anker Systems Ltd., VeriFone Inc., Mattel Interactive, Broderbund and The Learning Company.
Anthony Dias	Vice President and Chief Accounting Officer
Mr. Dias, age 46, joined the Company on December 3, 2007 as Vice President of Finance and Corporate Controller. He became Chief Accounting Officer in June 2012, and has been appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration effective June 1, 2013. Prior to joining SeaChange, Mr. Dias served as Corporate Controller at LeMaitre Vascular, Inc. from October 2006 to November 2007. Prior to that Mr. Dias held various senior finance positions with Candela Corporation, Globalware, Inc. and Aldiscon, Inc. (later acquired by Logica). Mr. Dias is also a Certified Public Accountant.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange. Each executive officer is a full time employee of SeaChange.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to our success and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved.

Fiscal 2013 Business Results

In fiscal 2013 significant progress was made in our transition to a software and services company and in streamlining our operations. These results were achieved in a period of leadership change for SeaChange, with Mr. Rau having become interim Chief Executive Officer in November 2011 and permanent Chief Executive Officer in May 2012, and with Mr. Bornak having become Chief Financial Officer in January 2012. We ended fiscal 2013 with a strong operating performance, and, as previously announced, have realized annualized cost reductions anticipated from the divestiture of our (i) Broadcast Servers and Storage and (ii) Media Services businesses, and other product and market rationalizations and reductions in general and administrative costs. These strong operating results have been reflected in the substantial increase in our share price from $7.18 as of January 31, 2012 to $11.15 as of January 31, 2013.

Pay for Performance

We believe that the historical payouts under our executive compensation incentive plan are evidence of the pay for performance structure of these plans. For example, the Committee made payouts under the Company’s fiscal 2013 performance-based incentive compensation plan based on the achievement of individual performance objectives and, in the case of Messrs. Rau and Bornak, the exercise of discretion permitted under the plan recognizing their leadership in the substantial progress made in fiscal 2013 by the Company in transitioning to a software company and in streamlining our operations, notwithstanding Messrs. Rau and Bornak having recently joined the Company and other changes in key personnel during the year. Consistent with this pay-for-performance philosophy, payouts under our fiscal 2012 performance-based incentive compensation plan occurred only on the basis of individual performance-based objectives and not on the basis of corporate financial performance metrics. In contrast, we did make payouts under our fiscal 2011 performance-based incentive compensation plan based on the corporate financial performance metrics, as our fiscal 2011 financial results were improved over those in 2010, and were above the revenue threshold and non-GAAP operating income target. The Committee exercised discretion under our fiscal 2010 performance-based incentive compensation plan not to make any payout based on the financial performance metrics, even though the revenue threshold was exceeded, due to our GAAP operating income results.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

Compensation Objectives

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee (the “Committee”) has the responsibility for establishing, implementing and monitoring adherence to this philosophy.

The Committee has designed an executive compensation plan that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation creates alignment with stockholder interests and provides a structure in which executives are rewarded for achieving results that the Committee believes will enhance stockholder value.

The Committee believes that stockholder interests are best served by compensating our employees at industry competitive rates, enabling us to attract and retain the best available talent, recognizing superior performance while providing incentives to achieve overall business and financial objectives. By doing so, we believe that our ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

The process by which the annual compensation plan for our executive officers was established with respect to fiscal 2013 differed from prior years in that at the time of establishing the Company’s fiscal 2013 performance-based incentive compensation plan, the Company did not have a permanent chief executive officer whose compensation could be established first and then referenced in establishing the compensation packages for the Company’s other executive officers.

Accordingly, the Committee began the process of establishing a compensation package for the Company’s then permanently employed executive officers by reviewing the prior three fiscal years to determine the actual goal achievement and bonus payouts relative to each year’s plan. In addition, the Committee referenced the compensation paid by the peer group updated by Pearl Meyer & Partners prior to setting fiscal 2012 executive compensation, which consisted of the following companies:

• ARRIS Group, Inc.	• Netscout Systems, Inc.
• Concurrent Computer Corporation	• Network Engines, Inc.
• Harmonic Inc.	• Progress Software Corp.
• iRobot Corp.	• Sonus Networks, Inc.
• Limelight Networks Inc.	• Sycamore Networks, Inc.
• Mercury Computer Systems, Inc.	• TiVo Inc.

At the time of establishing fiscal 2013 executive compensation for the Company’s then permanently employed executive officers, the Committee believed that this group of companies generally continued to be a relevant peer group as the Company had not yet sold its servers and storage or media services business unit, and the Company was only in preliminary discussions about a potential sale of its Broadcast Servers and Storage business unit and was not then in active discussions with respect to the sale of its media services business unit. Similar to prior practice, the Committee made only general reference to the compensation paid by these companies, and did not benchmark compensation.

After the fiscal 2013 compensation plan for its then employed named executive officers had been substantially completed, the Committee engaged Pearl Meyer & Partners to assist in formulation of a compensation package in connection with the recruitment of a permanent chief executive officer. In engaging Pearl Meyer & Partners, the Committee concluded based on the Company’s knowledge and information provided by Pearl Meyer & Partners that no conflict of interest existed between the Company and Pearl Meyer & Partners.

Pearl Meyer & Partners formulated two peer groups with respect to the compensation package for a permanent chief executive officer: the first related to new hire inducement compensation, and the second related to annual compensation. Two peer groups were constructed because the companies identified as relevant for annual compensation, based on industry focus, revenues and market capitalization, had not recently hired a chief executive officer. Accordingly, Pearl Meyer & Partners also established a peer group of companies that had recently hired a chief executive officer and that were of similar size to SeaChange within the technology industry.

Pearl Meyer & Partners advised the Committee that it was common practice to induce a candidate to accept a new position with either a sign-on bonus or inducement equity. Pearl Meyer & Partners identified newly hired CEOs at the following 16 companies of similar size to SeaChange within the technology industry:

• Comverge Inc.	• MRV Communications Inc.
• Dialogic Inc.	• Official Payments Holdings Inc.
• Echelon Corp.	• Online Resources Corp.
• Extreme Networks Inc.	• Renaissance Learning Inc.
• GSI Group Inc.	• Shoretel Inc.
• Ikanos Communications Inc.	• Silicon Image Inc.
• Infospace Inc.	• Sonus Networks Inc.
• Lattice Semiconductor Corp.	• Tessera Technologies Inc.

Based on a review of the inducement awards made by these 16 companies, Pearl Meyer & Partners advised the Committee to consider an inducement equity grant consisting of stock options with time-based vesting, with a grant range one to two times the normal annual grant.

The Committee considered the recommendations made by Pearl Meyer & Partners and the compensation previously granted to Mr. Rau in connection with Mr. Rau agreeing to serve as interim Chief Executive Officer and decided to structure a different new hire inducement award, which the Committee believed would more closely foster a pay for performance compensation structure, while at the same time inducing a candidate to assume the role of permanent Chief Executive Officer. On May 1, 2012, in connection with the hiring of Mr. Rau as Chief Executive Officer, the Committee approved a one-time inducement or new hire equity award of 60,827 RSUs to vest over three years and 875,000 stock options, to vest in increments of one-third based upon the closing price of SeaChange’s common stock at each of $10.00, $11.00 and $12.00 for twenty consecutive trading days, subject to the limitations of the Company’s 2011 Compensation and Incentive Plan (the “Plan”), and that did not constitute “qualified performance-based compensation” under Section 162(m) of the Code because it was in excess of the then existing per participant limit under the Plan. The terms of the inducement option award also provided that if, on May 1, 2015, less than 437,500 options have vested, then an additional number of options shall vest on such date so that the total number of vested options under the award shall equal 437,500 and all remaining unvested options shall then expire.

The Committee believed that this mixture of RSUs and options containing both time-based and performance-based vesting would incentivize an effective alignment of the interests of our newly-hired Chief Executive Officer with those of our stockholders. Because of the accounting treatment of these inducement or new hire awards, there is a substantial increase in the compensation reported in the Summary Compensation Table to Mr. Rau in fiscal 2013 than has historically been paid to our chief executive officer. The Committee anticipates that the compensation reported in the Summary Compensation Table for Mr. Rau in future years will be significantly lower, as the reported compensation would be only annual compensation and not both inducement or new hire compensation and annual compensation.

As discussed in the proposal relating to the approval of the amendment and restatement of the Plan, the Board amended the Plan in February 2013, subsequent to the date of the inducement or new hire grants to Mr. Rau, to increase the individual per participant per fiscal year award limit pursuant to the Plan from 500,000 to 1,250,000 shares effective as of February 1, 2012, while providing that no more than an aggregate of 500,000 shares may vest per participant per fiscal year, with any excess to vest on the first day of the next fiscal year, subject to the limitations of the Plan. By approving the Plan, stockholders are approving an increase from 500,000 to 1,250,000 shares in the aggregate number of shares that may vest per participant per fiscal year and approving the previously Board approved increase in the individual per participant per fiscal year award limit from 500,000 to 1,250,000 shares.

With respect to annual compensation for a chief executive officer, Pearl Meyer & Partners provided the Committee with data relating to a 16 company peer group, aggregate data from an unnamed high technology survey and a blended composite of the two. The 16 company peer group was composed of the following companies that were selected based on the companies operating mainly within the software and services GICS code and that had revenues from  1/3 to 3 times that of SeaChange and were of similar market capitalization:

• Broadsoft, Inc.	• Motricity Inc.
• Cinedigm Digital Cinema Corp.	• NetScout Systems, Inc.
• Digi International Inc.	• QAD Inc.
• Dot Hill Systems Corp.	• Realnetworks, Inc.
• Ebix Inc.	• Realpage Inc.
• Limelight Networks, Inc.	• Responsys Inc.
• Mercury Computer Systems, Inc	• Synchronoss Technologies
• Microstrategy Inc.	• TiVo, Inc.

The peer group identified by Pearl Meyer & Partners for annual compensation differed from that previously identified by Pearl Meyer & Partners in setting fiscal 2012 annual compensation in Spring 2011, as the Company had continued to make progress towards its transition to a software company, and the Company was, as of April 2012, in active negotiations with respect to the disposition of the Company’s (i) Broadcast Servers and Storage and (ii) Media Services business units. The annual compensation peer group identified in April 2012 also differed from the new hire inducement compensation peer group identified in April 2012, as none of the April 2012 annual compensation peer group had recently hired a CEO.

The Committee made reference to these peer companies in establishing compensation package with respect to Mr. Rau’s service as permanent Chief Executive Officer, but did not benchmark compensation to these companies. Within that context, the Committee structured Mr. Rau’s annual compensation in a manner consistent with the Committee’s past practices, with a base salary of $500,000 and a target bonus of $1,250,000, with $500,000 payable in cash and $750,000 payable in RSUs. As summarized in the table below, the Committee structured both Mr. Rau’s inducement award and annual compensation to have a substantial performance-based element.

Fiscal Year 2013 CEO Target Pay Mix

Inducement Grant	Target Annual Compensation 71% Performance-Based
• 60,827 time-based vesting RSUs	• 28.5% or $500,000 base salary
• 875,000 performance-based options	• 28.5% or $500,000 target performance-based cash bonus
• 43% or $750,000 target performance-based RSUs

With respect to all of the fiscal 2013 compensation programs for the Company’s named executive officers, the Committee endeavors to establish a compensation program that is internally consistent and equitable to enable our achievement of overall corporate objectives. Within this framework, the level of the Chief Executive Officer’s compensation will differ from that of the other executives because of the difference in his role and responsibilities and the compensation practices at peer companies.

In 2012, we submitted our executive compensation to an advisory vote of our stockholders and it received the support of 94% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the “Say-on-Pay” vote. While we had already approved our fiscal 2013 compensation plan by the time we held our “Say-on- Pay” vote in July 2012, we considered the stockholder advisory vote in the implementation of our fiscal 2013 compensation plan and in formulating our fiscal 2014 compensation plan.

Fiscal 2013 Executive Compensation Components

For the fiscal year ended January 31, 2013, the principal components of compensation for the named executive officers were:

•	base salary;
•	performance-based incentive compensation;
•	discretionary awards;
•	change in control and termination benefits; and
•	general employee welfare benefits.

As discussed below, the Committee believed that this mix of compensation would allow us to pay our executive officers competitive levels of compensation that best reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for named executive officers, the Committee primarily considers:

•	individual performance of the executive;
•	our overall past operating and financial performance and future expectations;
•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	market data regarding peer companies.

The Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of the performance review process, as well as upon a promotion or other change in job responsibility. We try to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with our objectives.

In setting the executive compensation plan for fiscal 2013, the Committee did not make adjustments to the base salaries of our named executive officers that were serving on a permanent basis as executive officers at the beginning of the fiscal year, other than a $3,000 increase in Mr. Davi’s annual base compensation.

Mr. Rau continued to receive 5,796 RSUs per month during fiscal 2013 as a base salary equivalent through April 30, 2012 while Mr. Rau served as interim Chief Executive Officer. As discussed above, Mr. Rau’s base salary was set at $500,000 when Mr. Rau was appointed permanent Chief Executive Officer effective May 1, 2012. In setting Mr. Rau’s base salary, the Committee considered the compensation paid by the peer companies identified by Pearl Meyer and Partners with respect to ongoing annual compensation, but did not benchmark compensation to these companies. The Committee also agreed to reimburse Mr. Rau for relocation expenses and certain expenses incurred by Mr. Rau while serving as interim Chief Executive Officer.

In connection with Mr. McEvoy’s appointment as Vice President and General Counsel on July 2, 2012, the Committee approved a base salary for Mr. McEvoy of $240,000.

Performance-Based Incentive Compensation

Fiscal 2013 Performance-Based Incentive Compensation Plan

The Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The fiscal 2013 performance-based incentive compensation plans established for each of Messrs. Rau, Bornak, Goldfarb and

Davi, the Company’s executive officers as of the beginning of fiscal 2013, provided for an incentive bonus consisting of a mixture of cash and RSU awards, while the performance-based incentive compensation plans for Messrs. McEvoy and Dias, who were hired or promoted to the office of executive officer in July 2012, were outside of the Company’s fiscal 2013 performance-based incentive compensation plan and consisted solely of eligibility for a discretionary cash award.

Performance-based compensation for each of the named executive officers pursuant to our fiscal 2013 plan included the overall company financial objectives related to:

•	GAAP revenue for fiscal 2013; and
•	non-GAAP operating income for fiscal 2013.

Non-GAAP operating income is GAAP operating income plus stock-based compensation expenses, amortization of intangible assets, inventory write-downs, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions and divestitures, litigation and strategic alternatives and severance and other restructuring costs.

Each of the named executive officers participating in our fiscal 2013 performance based incentive compensation plan also had individual performance-based objectives, generally focused on the Company’s transition in fiscal 2013 to a software and services company. Mr. Rau’s individual objectives related to the divestiture of our (i) Broadcast Servers and Storage and (ii) Media Services businesses and internal organizational matters related to our transition to a software and services company. Mr. Bornak’s individual objectives related to specific cost reduction goals in general and administrative expenses and other cost reduction goals. Mr. Goldfarb’s individual objectives related to new product sales growth and worldwide expansion of the customer base. Mr. Davi’s individual objectives related to the divestiture of the Broadcast Server and Storage business, technological innovation and operational efficiencies.

In determining the targets and payouts at target performance levels for each of the objectives for awards under the 2013 executive compensation plan, the Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. Within that framework, the Committee set a fiscal 2013 GAAP revenue target of $162.8 million, with a threshold of $160.8 million, and a fiscal 2013 non-GAAP operating income target of $24.6 million, with a threshold of $22.2 million. These targets were established on the anticipated disposition of the Company’s (i) Broadcast Servers and Storage and (ii) Media Services businesses on or about the end of the Company’s first fiscal quarter. The Committee retained discretion to adjust these targets during the year, including discretion to reflect changes in the Company’s business strategy, the impact of a possible sale of the Company’s (i) Broadcast Servers and Storage and (ii) Media Services businesses, changes in the Company’s executive officers, the transition time required for the Company’s newly hired executive officers and other unusual or non-recurring items. The Committee did not establish limits for itself with respect to exercise of this discretion, and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate and individual performance relative to the market conditions.

In establishing financial targets and potential payout targets for the named executive officers, the Committee provided for additional incentive payouts in the event that the revenue or non-GAAP operating income targets were exceeded, with a specified maximum upward adjustment of fifteen percent above target based upon non-GAAP operating income and a maximum upward adjustment of ten percent based upon revenue. The Committee also provided for a decreasing amount of RSU payouts in the event that the revenue or non-GAAP operating income target, as applicable, were not met, while establishing a threshold with respect to each objective below which no corresponding payout would be made. These provisions were established to provide incentive to our executive officers to exceed the financial targets, as well as to provide some form of payout for performance that approaches but may not meet the established targets. The Committee implemented this structure to ensure that our compensation programs support our overall compensation objectives.

After considering the overall cash-equity mix of the aggregate compensation paid to the named executive officers, the Committee structured awards pursuant to the fiscal 2013 performance-based compensation plan to be a mixture of cash and RSUs. The Committee believes that including both cash and RSUs as an element of the performance-based compensation is important as it further aligns the interests of the executive officers with those of the stockholders, increases executive ownership of our stock, discourages excessive levels of risk taking, and enhances executive retention in a challenging business environment and competitive labor market, while at the same time providing competitive current compensation and accounting for the liquidity limitations created by the Company’s stock ownership guidelines.

Payouts under the Company’s fiscal 2013 performance-based compensation plan were based on the achievement of individual performance objectives and, in the case of Messrs. Rau and Bornak, the exercise of discretion permitted under the plan recognizing their leadership in the substantial progress made in fiscal 2013 by the Corporation in transitioning to a software company and in streamlining our operations, notwithstanding Messrs. Rau and Bornak having recently joined the Company and other changes in key personnel during the year. Based on the totality of these considerations and the Committee’s permitted exercise of discretion pursuant to the Company’s 2013 executive compensation plan, the Committee approved the following awards: to Mr. Rau, an award of 32,960 RSUs and a cash bonus of $245,000; to Mr. Bornak, an award of 6,726 RSUs and a cash bonus of $49,000; to Mr. Dias, a cash bonus of $38,000; to Mr. McEvoy, a cash bonus of $41,760; and to Mr. Goldfarb, a cash payment of $10,110.

Discretionary Awards

In addition to the Company’s incentive compensation program pursuant to the fiscal 2013 performance-based incentive compensation plan, the Committee also made incentive compensation awards in connection with the hiring or elevation of the named executive officers during fiscal 2013.

Mr. Rau was appointed as Chief Executive Officer of the Company effective May 1, 2012, following his prior November 30, 2011 appointment as interim Chief Executive Officer. In connection with Mr. Rau’s appointment as interim Chief Executive Officer, the Committee approved on January 18, 2012 a one-time inducement equity award of 25,000 RSUs to vest over three years and an option for 150,000 shares, with 75,000 to vest over three years, 12,500 to vest if the Company achieved fourth quarter fiscal 2012 non-GAAP operating income of $5.9 million, 12,500 to vest if the Company achieved first quarter fiscal 2013 non-GAAP operating income of $2.4 million, 12,500 to vest if the Company achieved revenue of $76.6 million for the first half of fiscal 2013, 12,500 to vest if the Company achieved revenue of $83.8 million for the second half of fiscal 2013 and 25,000 to vest if Mr. Rau satisfied strategic goals related to the divestiture of our (i) Broadcast Servers and Storage and (ii) Media Services businesses and internal organizational matters related to our transition to a software and services company. In addition, the Committee approved the issuance to Mr. Rau of 5,796 RSUs per month during service as interim Chief Executive Officer in lieu of base salary. With respect to the performance-based element of Mr. Rau’s one-time inducement equity award, the Committee determined that Mr. Rau had earned 74,422 of the 75,000 performance based options.

As discussed above under the heading, “Setting Executive Compensation”, the Committee engaged Pearl Meyers & Partners to assist in establishing a compensation package for the hiring of a permanent Chief Executive Officer. Based on the recommendation of Pearl Meyer & Partners and giving consideration of the compensation previously paid to Mr. Rau as interim Chief Executive Officer, the Committee established a compensation package consisting both of a new hire or inducement component and an annual compensation component. Because of the accounting treatment of these inducement and new hire awards, there is a substantial increase in the compensation reported in the Summary Compensation Table on page 29 to Mr. Rau in fiscal 2013 than has historically been paid to our chief executive officer. The Committee anticipates that the compensation reported in the Summary Compensation Table for Mr. Rau in future years will be significantly lower, as the reported compensation would be only annual compensation and not both inducement or new hire compensation and annual compensation.

Upon appointment of Mr. McEvoy as Vice President and General Counsel, effective July 2, 2012, the Committee approved a one-time equity award of 7,500 RSUs to vest over three years and 5,000 stock options to vest over three years, with all of the equity awards granted to Mr. McEvoy being subject to acceleration in the event of a change in control. Mr. McEvoy was also awarded 5,000 RSUs on January 2, 2013 to vest in the normal three year vesting cycle, upon his appointment as Senior Vice President and General Counsel, having previously served as Vice President and General Counsel.

The Committee also approved a one-time equity award to Mr. Bornak, who was hired by the Company effective January 18, 2012, of 25,000 options to vest on January 31, 2013. The Committee approved 6,250 options upon the conclusion of each of the four fiscal quarters in fiscal 2013 based on the satisfaction of performance criteria, with all four of these options to vest on January 31, 2013. In addition, the Committee approved an award of 5,000 RSUs on July 2, 2012 to vest over three years. 1,666 of these RSUs will be allowed to vest on July 2, 2013 in recognition of his service to the Company and in conjunction with his termination of employment from the Company effective May 31, 2013. The remaining 3,334 RSUs of this award will be cancelled.

Alternate Summary Table Reflecting Actual Performance-Based Amounts

Because the Summary Compensation Table on page 29 includes values of performance-based equity awards based on the amounts that would have been awarded had targeted performance objectives been achieved, we have included the table below that instead presents all compensation amounts actually paid related to a given fiscal year. Amounts for fiscal 2012 and 2011 are presented on the same basis as fiscal 2013.

Name	Fiscal Year	Salary ($)		Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(3) ($)		Non Equity Incentive Plan Compensation(2)(4) ($)	All Other Compensation(5) ($)	Total
Raghu Rau(6) Chief Executive Officer, Director	2013	503,150	(7)	170,000	499,997	3,310,633	(8)	75,000	242,980	4,801,760
	2012	84,696	(7)	—	168,773	441,178		—	36,000	730,647
Michael D. Bornak(9) Chief Financial Officer, Senior Vice President, Finance and Administration, Treasurer and Secretary	2013	277,519		34,000	40,750	81,317		15,000	82,189	530,775
	2012	7,512		—	—	59,805		—	—	67,317
David McEvoy(10) Senior Vice President & General Counsel	2013	140,000		41,760	111,775	17,053		—	—	310,588
Anthony Dias(11)(12) Vice President and Chief Accounting Officer	2013	185,834		38,000	—	—		—	—	223,834
Ira Goldfarb(13) Senior Vice President, Worldwide Sales and Service	2013	184,887		—	59,886	—		10,110	165,938	420,821
	2012	350,000		75,000	92,136	—		—	—	517,136
	2011	300,000		—	495,994	—		99,836	—	895,830
Steven Davi(14) Senior Vice President, CTO	2013	248,588		—	65,883	—		—	—	314,471

(1)	The amounts reported in the Bonus column for fiscal 2013 consist of cash awards made pursuant to the exercise of discretion pursuant to the Company’s fiscal 2013 performance-based compensation plan. The amounts reported in the Bonus column for fiscal 2012 reflect the cash award made to Mr. Goldfarb as a retention award.
(2)	Amounts in the Stock Awards column reflect the fair value of the RSUs earned by the officer relating to the applicable fiscal year, computed as of the date the issuance of such RSUs was finally approved, disregarding any estimates of forfeitures relating to service-based vesting conditions.

(3)	This expense represents the grant date fair value of the applicable option awards, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.
(4)	The Non-Equity Incentive Plan Compensation column reflects for fiscal 2013, 2012 and 2011 cash awards under performance-based compensation plans from the satisfaction of pre-established performance criteria and prior to the exercise of discretion permitted to be exercised pursuant to the applicable performance-based compensation plan. For Mr. Goldfarb the amount included in the Non-Equity Incentive Plan Compensation column for fiscal 2011 represent sales commissions earned relating to such fiscal year.
(5)	The All Other Compensation column includes Company contributions to a Named Executive Officer’s 401(k) Plan account, perquisites and other personal benefits received by a Named Executive Officer to the extent such benefits exceeded $10,000 in the aggregate relating to the fiscal year. In the case of Mr. Rau, the amount in this column represents the one-time cash bonus in the amount of $150,000 on his appointment as Chief Executive Officer; a $3,000 Company contribution to his 401(k) Plan account, and his relocation and living expense reimbursement of $89,980 paid in fiscal year 2013. In the case of Mr. Bornak, the amount in this column represents a $5,946 Company contribution to his 401(k) Plan account and his relocation, living expense reimbursement of $64,744 paid in fiscal year 2013 and additional compensation of $11,499 to reimburse Mr. Bornak for a payroll tax adjustment related to fiscal 2012. In the case of Mr. Goldfarb, the amount in this column represents a $5,521 Company contribution to his 401(k) Plan account and severance payments totaling $160,417 made to Mr. Goldfarb in fiscal year 2013.
(6)	As disclosed in SeaChange’s Form 8-K filed May 1, 2012, Mr. Rau has been appointed Chief Executive Officer on a permanent basis effective May 1, 2012.
(7)	The fiscal 2012 is the grant date fair value of monthly RSU awards issued to Mr. Rau in lieu of base salary during the period between his appointment as interim Chief Executive Officer and January 31, 2012. The fiscal 2013 amount includes $128,150, which is the grant date fair value of monthly RSU awards issued to Mr. Rau in lieu of base salary during the period February 1, 2012 and May 1, 2012, the effective date of Mr. Rau’s permanent appointment as Chief Executive Officer. These RSU awards are further described in the Grant of Plan-Based Awards table on page 31.
(8)	This is grant date fair value, but as of January 31, 2013, none of the underlying options had vested.
(9)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(10)	Mr. McEvoy was appointed as Vice President and General Counsel of SeaChange on July 2, 2012. Mr. McEvoy was appointed Senior Vice President and General Counsel of SeaChange on February 1, 2013, and as Secretary on May 17, 2013.
(11)	Compensation information related to Mr. Dias is presented solely with respect to fiscal 2013, as Mr. Dias was not a named executive officer in the prior fiscal years.
(12)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(13)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(14)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Clawback Policy and Stock Ownership Guidelines

Compensation paid to our named executive officers is subject to a policy regarding compensation reimbursement, or a “clawback” policy, as described in our Code of Ethics and Business Conduct, a copy of which is available on our website of www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. The policy provides that in the event that our financial results are significantly restated, the Board of Directors will review any compensation, other than base salary, paid or awarded to any executive officer found to have engaged in fraud or intentional misconduct that caused the need for the restatement. The Board will, to the extent permitted by law, require the executive officer to repay any such compensation if:

•	the amount of such compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement; and
•	such compensation would have been lower than the amount actually awarded had the financial results been properly reported.

Compensation paid to our named executive officers in the form of equity is also subject to our stock retention and ownership guidelines that apply to our directors and senior officers, as described in our Corporate Governance Guidelines, a copy of which is available on our website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. These guidelines provide that by the later of December 16, 2015 or, if later, six years following appointment to office:

•	each non-employee director is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to lesser of 25,000 shares or $200,000 worth of shares;
•	the Chief Executive Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 250,000 shares;
•	the Chief Financial Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 75,000 shares; and
•	each Senior Vice President that is an executive officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 50,000 shares.

Prior to meeting the stock ownership targets, each non-employee director and senior executive officer is encouraged, but is not required, to retain a meaningful portion of shares of stock acquired by the non-employee director or officer in order to progress toward the stock ownership targets, other than shares of stock sold to pay taxes and/or applicable exercise price with respect to an equity award. Upon meeting the stock ownership targets, each non-employee director and senior executive officer is required thereafter to retain not less than 25% of all shares of stock acquired by the non-employee director or officer, other than shares of stock sold to pay taxes and/or the applicable exercise price with respect to an equity award. In addition, upon any termination of service for a non-employee director and upon voluntary termination of service for a senior executive officer, such director or officer must wait at least 90 days before selling any shares. In the case of hardship or other compelling personal requirements, the stock ownership targets may be waived to permit the sale of shares by the affected person.

We have made, and from time to time continue to make, grants of stock options and RSUs to eligible employees based upon our overall financial performance and their individual contributions. Stock options and RSUs are designed to align the interests of our executives and other employees with those of our stockholders by encouraging them to enhance the value of SeaChange. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the individual to remain an employee. We do not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Change in Control and Termination Benefits

We have entered into change in control severance agreements with each of our named executive officers who continue to be employed by the Company as of the date hereof. None of these change in control severance agreements provide for a “parachute payment” tax gross-up under Section 280G of the Internal Revenue Code of 1986, as amended. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal 2013 year-end, are described in detail on page 35 under the heading entitled “Potential Payments Upon Termination or Change in Control.”

The change-in-control agreements are designed to provide an incentive to remain an employee leading up to and following a change in control. As discussed below, the agreements are tailored to provide for incremental benefits upon a change in control and upon termination of employment in the period subsequent to a change in control. The Committee believes that this layered method of compensation enhances stockholder value by providing the incentives for an executive officer to remain an employee through a change in control.

Given the range in individual situations among our executive officers and the desire to provide a relatively uniform basis of benefits among these individuals, the Committee has determined that it is appropriate for each of the executive officers to continue to be party to these change-in-control severance agreements.

In connection with Mr. Goldfarb ceasing to be an employee of SeaChange, effective August 3, 2012, we entered into a separation agreement and release of claims with Mr. Goldfarb, dated as of August 15, 2012. A detailed description of our agreement in exchange for Mr. Goldfarb’s release of claims appears on page 32. Mr. Goldfarb remains subject to the terms of an Employee Noncompetition, Nondisclosure and Developments Agreement with SeaChange previously executed by Mr. Goldfarb, pursuant to which there is a one-year post-employment noncompetition and non solicitation obligation.

Mr. Davi, who ceased to be an employee of the Company on November 16, 2012, remains subject to the terms of an Employee Noncompetition, Nondisclosure and Developments Agreement with SeaChange previously executed by Mr. Davi, pursuant to which there is a one-year post-employment noncompetition and non solicitation obligation.

General Employee Welfare Benefits

We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. We also maintain medical, disability and life insurance plans and other benefit plans for our employees.

Fiscal 2014 Executive Compensation Components

Prior to setting executive compensation for fiscal 2014, the Committee engaged the Radford Company to assist the Committee in reviewing our existing executive and director compensation plans, updating the list of peer companies we reference in setting compensation, and reviewing general compensation trends within the industry in which we operate. The Committee decided to engage the Radford Company and undertake this review based on our continued transition to a software company and the significant commentary in recent years regarding executive compensation trends and practices, including that published by Institutional Shareholder Services. In engaging the Radford Company, the Committee concluded based on the Company’s knowledge and information provided the Radford Company that no conflict of interest existed between the Company and the Radford Company.

Based on this review, we updated our list of peer companies. The updated list of our peer companies is as follows:

• Accelrys	• Actuate
• Avid Technology	• Bottomline Technologies
• Brightcove	• Broadsoft
• Ebix	• inContact
• Interactive Intelligence Group	• Limelight Networks
• Monotype Imaging Holdings	• NetScout Systems
• Proofpoint	• QAD
• RealNetworks	• Responsys
• Synchronoss Technologies	• TiVo
• VASCO	• Websense

The Committee determined that this list of peer companies provided appropriate referenceable data points, based on the revenues, market capitalization, and industry focus of the Company relative to each of these companies. While the Committee made reference to the compensation paid by these peer companies in establishing fiscal 2014 executive compensation but did not benchmark compensation to these companies.

The principal components of fiscal 2014 executive compensation are as follows, the same as existed for fiscal 2013 executive compensation:

•	base salary;
•	performance-based incentive compensation;
•	discretionary awards;
•	change in control and termination benefits; and
•	general employee welfare benefits.

Within this framework, the Committee established the specific compensation programs for our named executive officers. Under the fiscal year 2014 plans, Mr. Rau will be eligible for a target bonus of $1,250,000, with $500,000 payable in cash and $750,000 payable in RSUs; Mr. McEvoy will be eligible for a target bonus of $98,880, with $74,160 payable in cash and $24,720 payable in RSUs, and Mr. Dias will be eligible for a target bonus of $80,000, with $60,000 payable in cash and $20,000 payable in RSUs. Mr. Bornak was originally eligible for a target bonus of $210,000, with $119,700 payable in cash and $90,300 payable in RSUs. However, no payout will be made to Mr. Bornak as he has resigned effective May 31, 2013. On Mr. Dias’ appointment as interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013, Mr. Dias will become eligible for an increased target bonus of $94,000 with $70,500 payable in cash and $23,500 payable in RSUs.

This performance-based compensation is earned based on our achievement of overall company financial objectives for fiscal 2014 related to GAAP revenue and non-GAAP operating income. In the case of Messrs. Bornak, McEvoy, and Dias, a portion of their respective target incentive compensation is based on individualized performance-based objectives. These objectives will be further discussed in our proxy statement relating to our 2014 annual meeting of stockholders.

Similar to prior years, grants or awards of fiscal 2014 performance-based compensation will be determined by the Committee upon conclusion of our 2014 fiscal year, with the RSUs to vest in equal annual installments over three years. All of the grants of RSUs are subject to availability of RSUs for grant under SeaChange’s 2011 Compensation and Incentive Plan, as amended. The fiscal 2014 performance-based compensation plans also provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and RSUs awarded under the plans, whether or not the criteria are satisfied. The plans also provide that the amount of the cash bonus and RSUs awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria, with a specified maximum upward adjustment of fifteen percent above target based upon non-GAAP operating income and a maximum upward adjustment of fifteen percent above target based upon revenue, provided that no upward adjustment above target is to be made based on revenue performance if the non-GAAP operating income threshold is not satisfied.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are important considerations for the Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate and transparent impact on reported net income and other closely followed financial measures.

In making its compensation decisions, the Committee has considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. Where feasible, the Committee designs compensation paid to its executive officers to qualify for the exemption of “performance-based” compensation from the deductibility limit. While the Compensation Committee monitors compensation paid to our executive officers in light of the provisions of Section 162(m) of the Code, the Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible for federal tax purposes, and the Committee is not limited to paying compensation that is “qualified performance-based compensation” under Section 162(m) of the Code. Accordingly, the Committee may elect to pay compensation to our executive officers that may not be deductible for federal tax purposes to the extent compensation to the executive officer exceeds $1 million. As disclosed earlier, the inducement or new hire grant to Mr. Rau on April 30, 2012 did not constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Summary Compensation Table

The following table sets forth summary information regarding the compensation of SeaChange’s named executive officers in fiscal 2013, 2012, and 2011.

As described above in Compensation Discussion and Analysis, final determinations regarding grants or awards of performance-based compensation are made after fiscal year-end, when performance against the previously established metrics may be assessed by the Committee. With respect to equity awards under SeaChange’s performance-based compensation plans, the grant date for purposes of FASB ASC Topic 718 is the service inception date, or the beginning of the period during which performance is measured. In accordance with FASB ASC Topic 718, the amounts reflected below under the headings “Stock Awards” for a given fiscal year, represent the probable outcome as of the service inception date of the performance conditions under the fiscal 2013 performance-based compensation plan, which in each case is the award amount at the targets approved by the Compensation Committee. Because this Summary Compensation Table presents the performance-based compensation amounts based on the targets approved by the Compensation Committee, rather than the actual awards ultimately paid, we have included at page 23 a supplemental table that presents for all types of compensation the actual compensation amounts paid related to a given fiscal year. In the table below and in the supplemental table at page 23, performance-based compensation paid in cash after fiscal year-end but earned in the prior fiscal year is reflected under the heading “Non-Equity Incentive Plan Compensation” or “Bonus,” as applicable, in the fiscal year in which that compensation was earned, regardless of when paid.

Name	Fiscal Year	Salary ($)		Bonus(1) ($)	Stock Awards(2)(4) ($)	Option Awards(3) ($)		Non Equity Incentive Plan Compensation(2)(4) ($)	All Other Compensation(5) ($)	Total
Raghu Rau(6) Chief Executive Officer, Director	2013	503,150	(7)	170,000	750,000	3,310,633	(8)	75,000	242,980	5,051,763
	2012	84,696	(7)	—	168,773	441,178		—	36,000	730,647
Michael D. Bornak(9) Chief Financial Officer, Senior Vice President, Finance and Administration, Treasurer and Secretary	2013	277,519		34,000	75,000	81,317		15,000	82,189	565,025
	2012	7,512		—	—	59,805		—	—	67,317
Dave McEvoy(10) Senior Vice President & General Counsel	2013	140,000		41,760	111,775	17,055		—	—	310,590
Anthony Dias(11)(12) Vice President and Chief Accounting Officer	2013	185,834		38,000	—	—		—	—	223,834
Ira Goldfarb(13) Senior Vice President, Worldwide Sales and Service	2013	184,887		—	150,000	—		10,110	165,938	510,935
	2012	350,000		75,000	634,810	—		—	—	1,059,810
	2011	300,000		—	235,900	—		99,836	—	635,736
Steven Davi(14) Senior Vice President	2013	248,588		—	93,750	—		—	—	373,588

(1)	The amounts reported in the Bonus column for fiscal 2013 consist of cash awards made pursuant to the exercise of discretion pursuant to the Company’s fiscal 2013 performance-based compensation plan. The amounts reported in the Bonus column for fiscal 2012 reflect the cash award made to Mr. Goldfarb as a retention award.
(2)	This expense represents the grant date fair value of the applicable RSU awards as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions. Performance-based RSUs are valued at the grant date based upon the probable outcome of the performance metrics. Therefore, the amounts under the “Stock Awards” column do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. The maximum value of performance-based RSUs, assuming the highest level of performance conditions is achieved (a maximum of fifteen percent above target for non-GAAP operating income and ten percent above target for revenue) would have been $836,250 for Mr. Rau and $83,625 for Mr. Bornak. Actual awards based on the achievement against the performance conditions and approved by the Compensation Committee following the end of fiscal years 2013, 2012 and 2011 are reflected in the supplemental table appearing at page 23.
(3)	This expense represents the grant date fair value of the applicable option awards, as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.
(4)	The Non-Equity Incentive Plan Compensation column reflects for fiscal 2013, 2012 and 2011 earned cash awards under performance-based compensation plans from the satisfaction of pre-established performance criteria and prior to the exercise of discretion permitted to be exercised pursuant to the applicable performance-based compensation plan. For Mr. Goldfarb the amount included in the Non-Equity Incentive Plan Compensation column for fiscal 2011 represent sales commissions earned relating to such fiscal year.
(5)	The All Other Compensation column includes Company contributions to a Named Executive Officer’s 401(k) Plan account, perquisites and other personal benefits received by a Named Executive Officer to the extent such benefits exceeded $10,000 in the aggregate relating to the fiscal year. In the case of Mr. Rau, the amount in this column represents the one-time cash bonus in the amount of $150,000 on his appointment as Chief Executive Officer; a $3,000 Company contribution to his 401(k) Plan account, and his relocation and living expense reimbursement of $89,980 paid in fiscal year 2013. In the case of Mr. Bornak, the amount in this column represents a $5,946 Company contribution to his 401(k) Plan account, his relocation and living expense reimbursement of $64,744 paid in fiscal year 2013 and additional compensation of $11,499 to reimburse Mr. Bornak for a payroll tax adjustment related to fiscal 2012. In the case of Mr. Goldfarb, the amount in this column represents a $5,521 Company contribution to his 401(k) Plan account and severance payments totaling $160,417 made to Mr. Goldfarb in fiscal year 2013.
(6)	As disclosed in SeaChange’s Form 8-K filed May 1, 2012, Mr. Rau has been appointed Chief Executive Officer on a permanent basis effective May 1, 2012.
(7)	The fiscal 2012 amount is the grant date fair value of monthly RSU awards issued to Mr. Rau in lieu of base salary during the period between his appointment as interim Chief Executive Officer and January 31, 2012. The fiscal 2013 amount includes $128,150, which is the grant date fair value of monthly RSU awards issued to Mr. Rau in lieu of base salary during the period February 1, 2012 and May 1, 2012, the effective date of Mr. Rau’s permanent appointment as Chief Executive Officer. These RSU awards are further described in the Grant of Plan-Based Awards table on page 31.
(8)	This is grant date fair value, but as of January 31, 2013, none of the underlying options had vested.
(9)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(10)	Mr. McEvoy was appointed as Vice President and General Counsel of SeaChange on July 2, 2012. Mr. McEvoy was appointed Senior Vice President and General Counsel of SeaChange on February 1, 2013, and as Secretary on May 17, 2013.
(11)	Compensation information related to Mr. Dias is presented solely with respect to fiscal 2013, as Mr. Dias was not a named executive officer in the prior fiscal years.
(12)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(13)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(14)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards to the named executive officers during the fiscal year ended January 31, 2013.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raghu Rau	4/30/2012	(3)	$245,000	$500,000	$557,500	32,871	67,084	74,799	—	—	—	—
	4/30/2012	(3)	—	—	—	—	875,000	875,000	—	—	—	—
	2/1/2012		—	—	—	—	—	—	5,796	—	—	42,253
	3/1/2012		—	—	—	—	—	—	5,796	—	—	39,529
	4/2/2012		—	—	—	—	—	—	5,796	—	—	46,368
	4/30/2012		—	—	—	—	—	—	60,827	—	—	499,998
Michael D. Bornak(4)	4/30/2012	(3)	$49,000	$100,000	$111,500	3,287	6,708	7,480	—	—	—	—
	7/2/2012		—	—	—	—	—	—	5,000	—	—	40,750
	7/9/2012	(3)	—	—	—	—	6,250	6,250	—	—	—	—
	7/31/2012	(3)	—	—	—	—	6,250	6,250	—	—	—	—
	10/31/2012	(3)	—	—	—	—	6,250	6,250	—	—	—	—
	1/31/2013	(3)	—	—	—	—	6,250	6,250	—	—	—	—
David McEvoy	7/2/2012		—	—	—	—	—	—	7,500	—	—	61,125
	1/2/2013		—	—	—	—	—	—	5,000	—	—	50,650
	7/2/2012		—	—	—	—	—	—	—	5,000	8.15	17,053
Anthony Dias(5)	—		—	—	—	—	—	—	—	—	—	—
Ira Goldfarb(6)	4/30/2012		24,500	50,000	55,750	6,574	13,417	14,960	—	—	—	—
Steven Davi(7)	4/30/2012		15,312	31,250	34,844	4,109	8,386	9,350	—	—	—	—

(1)	The grants under the “Estimated Future Payouts under Equity Incentive Plan Awards” column represent the threshold, target and maximum number of RSUs or stock options awarded under the fiscal 2013 performance-based compensation plan and performance-based new hire grants for Messrs. Rau and Bornak.
(2)	The grants under the “All Other Stock Awards: Number of Shares of Stock or Units” column and under the “All Other Option Awards: Number of Securities Underlying Options” column represent the number of RSUs and options, respectively, granted to each named executive officer in 2013 under the Company’s 2011 Compensation and Incentive Plan outside of the fiscal 2013 performance-based compensation plan and outside of the performance-based new hire grants for Messrs. Rau and Bornak.
(3)	These awards made pursuant to the fiscal 2013 performance-based compensation plan adopted April 30, 2012.
(4)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(5)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(6)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2012, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(7)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

In connection with the retirement of Mr. Goldfarb effective August 3, 2012, SeaChange entered into a separation agreement and release of claims with Mr. Goldfarb. The terms of Mr. Goldfarb’s separation agreement included our agreements to:

•	provide one year of severance pay, in the total gross amount of $350,000, payable in equal installments on the normal twice-monthly payroll schedule, less application deductions and withholdings;
•	issue 3,000 shares of common stock, constituting all shares owing to Employee upon the vesting of RSUs under the retention bonus award made on July 20, 2011;
•	issue 15,381 shares of common stock, constituting all RSUs scheduled to vest on February 1, 2013 pursuant to RSUs granted in connection with the fiscal year 2011 bonus plan;
•	issue 2,443 shares of common stock, constituting all RSUs scheduled to vest on February 1, 2013 pursuant to RSUs granted in connection with the fiscal year 2012 bonus plan;
•	retain eligibility to receive certain cash and RSU awards under the fiscal year 2013 Plan determined to be $10,110; and
•	provide one year of Company paid COBRA coverage, or a lesser period if Mr. Goldfarb becomes eligible for health care coverage with a new employer.

No agreement was entered into with Mr. Davi in connection with his termination of service on November 16, 2012.

No agreement was entered into with Mr. Bornak in connection with his termination of service on May 31, 2013. However, in recognition of his service to the Company as an executive officer of the Company and upon the recommendation of the Committee, Mr. Bornak shall retain, following his resignation on May 31, 2013, the 1,666 unvested RSUs previously awarded to him that are scheduled to vest on July 2, 2013, and such RSUs shall continue to vest on July 2, 2013, notwithstanding his resignation. The remaining 3,334 restricted stock units in such award shall be cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2013 granted to each of SeaChange’s named executive officers.

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Raghu Rau	105,670	43,752	—	6.74	1/18/2019	120,455	1,343,073
	—	875,000	—	8.22	4/30/2019	—	—
Michael D. Bornak(3)	25,000	—	—	6.74	1/18/2019	11,726	130,745
	6,250	—	—	8.22	7/9/2019	—	—
	6,250	—	—	7.57	7/31/2019	—	—
	6,250	—	—	9.05	10/31/2019	—	—
	6,250	—	—	11.15	1/31/2020	—	—
David McEvoy	—	5,000	—	8.15	7/2/2019	12,500	139,375
Anthony Dias(4)	2,000	—	—	7.55	1/4/2015	6,000	66,900
Ira Goldfarb(5)	—	—	—	—	—	—	—
Steven Davi(6)	—	—	—	—	—	—	—

(1)	All options in the table above, were granted under the Company’s 2011 Plan. One-half of Mr. Rau’s January 18, 2012 options vest based on the achievement of specified performance goals, and the other half of such options vest at the rate of 33.33% on the first anniversary of November 30, 2011, the date of his appointment as interim Chief Executive Officer, and an additional 8.34% at the end of each quarter thereafter. Mr. Rau’s April 30, 2012 options vest based on the achievement of three specific stock price goals with 33.33% vesting on the attainment of each goal, subject to the limitations of the Company’s 2011 Plan, provided, that if on May 1, 2015, less than 437,500 options have vested, then an additional number of options shall vest on such date so that the total number of vested options under the award shall equal 437,500 and all remaining unvested options shall then expire. All of Mr. Bornak’s options vested on January 31, 2013. Mr. McEvoy’s options will vest over three years starting with 33.33% vesting on 7/2/2013, and the remaining two 33.33% tranches vesting on 7/2/2014 and 7/2/2015.

(2)	These columns show the number of shares of Common Stock represented by unvested RSUs at January 31, 2013. Each of these RSUs was granted as part of an award that provided for vesting over a period of three years. The remaining vesting dates for these unvested RSUs are as follows:

Name	Number of Restricted Stock Units That Have Not Vested	Date of Grant	Vesting Dates
Raghu Rau	16,668	1/18/2012	11/30/13, 11/30/14
	4,000	12/6/2010	12/6/2013
	6,000	7/15/2010	7/15/2013
	60,827	4/30/2012	5/1/2013, 5/1/2014, 5/1/2015
	32,960	2/1/2013	2/1/2014, 2/1/2015, 2/1/2016
Michael D. Bornak	5,000	7/2/2012	7/2/2013, 7/2/2014, 7/2/2015
	6,726	2/1/2013	2/1/2014, 2/1/2015, 2/1/2016
David McEvoy	7,500	7/2/2012	7/2/2013, 7/2/2014, 7/2/2015
	5,000	1/2/2013	1/2/2014, 1/2/2015, 1/2/2016
Anthony Dias	6,000	1/18/2012	2/1/2013, 2/1/2014, 2/1/2015
Ira Goldfarb	—	—	—
Steven Davi	—	—	—
(3)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(4)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(5)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2012, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(6)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Raghu Rau	—	$—	35,720	$295,021
Michael D. Bornak(2)	—	—	—	—
David McEvoy	—	—	—	—
Anthony Dias(3)	3,000	29,820	3,500	31,641
Ira Goldfarb(4)	25,000	207,585	20,824	152,640
Steven Davi(5)	32,500	303,360	—	—

(1)	The value realized upon vesting of the RSUs shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.
(2)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.

(3)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(4)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb was a named executive officer for the fiscal year ended January 31, 2012, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(5)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Pension Benefits

SeaChange does not offer defined benefit plans to its employees.

Nonqualified Deferred Compensation

SeaChange does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments Upon Termination or Change in Control

As explained above, SeaChange has entered into change in control severance agreements with each of its named executive officers. The agreements for Messrs. Dias and McEvoy were entered into on February 26, 2013, subsequent to fiscal year end. However, we have included a description of these agreements in this section as though they were in effect had a termination or change in control occurred as of January 31, 2013. Similarly, because Messrs. Davi and Goldfarb ceased to be employees of SeaChange prior to January 31, 2013, and their prior change in control agreements are no longer in effect, disclosure is provided only with respect to the amounts actually paid to Messrs. Davi and Goldfarb in connection with their ceasing to be an employee of SeaChange. With respect to Mr. Bornak who has resigned as an employee and executive officer of SeaChange effective May 31, 2013, we have included in this section a description of payments to which Mr. Bornak would have been entitled had a termination or change in control occurred as of January 31, 2013. In recognition of Mr. Bornak’s service to the Company as an executive officer and upon the recommendation of the Committee, Mr. Bornak shall retain, following his resignation on May 31, 2013, the 1,666 unvested RSUs previously awarded to him that are scheduled to vest on July 2, 2013, and such RSUs shall continue to vest on July 2, 2013, notwithstanding his resignation.

Under the change in control severance agreements that SeaChange is a party to with its named executive officers, a “change in control” means any of the following:

•	the members of the Board of Directors of SeaChange at the beginning of any consecutive 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 12-calendar month period shall be deemed to be an Incumbent Director;
•	any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger;
•	any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction;
•	any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or
•	any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Immediately prior to a change in control, pursuant to the change in control severance agreements all of the executive’s unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable, and any and all restricted stock and restricted stock rights then held by the executive shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of the executive’s employment for any reason, all of the stock options and stock appreciation rights then held by the executive shall become exercisable for the lesser of (i) the remaining applicable term of the particular award or (ii) three years from the date of termination. In addition, if within one or two years following a Change in Control the employment of the executive is terminated (i) by SeaChange other than for specified causes, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following:

(i)	for Mr. Rau, two times his annual base salary plus, if the termination were to have occurred in the fiscal year ended January 31, 2013, the then current year pro rated bonus based on actual performance to date; if the termination occurs in the fiscal year ended January 31, 2014, the greater of the current year pro rated bonus based on actual performance to date and the bonus paid for the fiscal year ended January 31, 2013, or, if the termination occurs after the fiscal year ended January 31, 2014, the annual bonus paid for the fiscal year ended January 31, 2013; (ii) for Mr. Bornak, one times his annual base salary plus the current year pro rated bonus based on actual performance to date; (iii) for Mr. McEvoy, one times his annual base salary, plus the current year pro rated bonus paid at target, plus the full current year bonus paid at target; and (iv) for Mr. Dias, one times his annual base salary, plus the current year bonus paid at target;
•	continued health, life and disability benefits, for a period of two years for Mr. Rau and for a period of one year for Messrs. Bornak, McEvoy, and Dias;
•	outplacement services for up to one year following termination;
•	up to $5,000 of financial planning services; and
•	accrued vacation pay.

None of the change in control severance agreements contain a provision providing for a “parachute payment” tax gross-up under Section 280G of the Internal Revenue Code of 1986, as amended.

As a condition to the receipt by the executive of any payment or benefit under the change-in-control severance agreement, the executive must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange. The following table shows, for the named executive officers with SeaChange as of the close of business on January 31, 2013, the payments to which such named executive officers would have been entitled pursuant to his or her change-in-control severance agreement or his executive service agreement or employment agreement.

Potential Payments Upon Termination or Change in Control

Name	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Equity Incentive Plan Compensation ($)(2)	Benefits ($)(3)	Equity Awards ($)(4)
Raghu Rau	1,000,000	75,000	112,481	107,982	2,905,244
Michael D. Bornak(5)	279,000	15,000	11,239	72,752	55,750
David McEvoy	240,000	144,000	—	64,064	154,375
Anthony Dias(6)	190,000	38,000	—	75,036	66,900
Ira Goldfarb(7)	—	10,110	—	367,220	152,640
Steven Davi(8)	—	—	—	26,034	—

(1)	For Mr. Rau, reflects two times the executive’s base annual salary. For Messrs. McEvoy and Dias, reflects twelve months base salary.
(2)	The amounts shown in the incentive plan columns for Messrs. McEvoy and Dias instead show the incentive plan compensation each would be entitled to upon a termination or Change in Control occurring on January 31, 2013 pursuant to their employment agreements or other employment arrangements, or if greater, the amounts that would have been payable had their change in control severance agreements, entered into as of February 26, 2013, been in effect as of January 31, 2013. For Messrs. Goldfarb and Davi, reflects the payments actually made or payable in connection with the termination of their employment during the fiscal year ended January 31, 2013.
(3)	Reflects the continuation of each named executive officer’s benefits under group benefit plans consisting of medical, dental, group life and disability and outplacement, financial planning services and earned but unused vacation time as of January 31, 2013. For Mr. Goldfarb, the amount includes $350,000 paid to Mr. Goldfarb for severance upon the termination of his employment, Company paid COBRA benefits, and earned but unused vacation time pursuant to the terms of his separation agreement discussed on page 32. For Mr. Davi, reflects the amount paid to Mr. Davi upon the termination of his employment for earned but unused vacation time.
(4)	For Messrs. Rau, Bornak, McEvoy and Dias, reflects the value of all unvested stock options and RSUs that would vest as a result of the termination. The amounts are based on (i) in the case of accelerated options, the excess of the SeaChange January 31, 2013 closing common stock price over the applicable exercise price, and (ii) in the case of accelerated RSUs, the SeaChange closing common stock price as of January 31, 2013 multiplied by the number of unvested RSUs as of January 31, 2013. The grant date fair value of RSU awards have previously been disclosed in the Summary Compensation Table. For Mr. Goldfarb, reflects the value of the accelerated vesting of the 20,824 RSUs on August 15, 2012 at the SeaChange closing common stock price as of August 15, 2012, pursuant to that certain Separation Agreement and General Release, dated as of August 15, 2012, by and between the Company and Mr. Goldfarb.
(5)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Bornak has resigned, effective May 31, 2013, and will cease to be an employee and executive officer of SeaChange effective May 31, 2013.
(6)	As disclosed in SeaChange’s Form 8-K filed May 8, 2013, Mr. Dias was appointed interim Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration, effective June 1, 2013.
(7)	As disclosed in SeaChange’s Form 8-K filed August 3, 2012, Mr. Goldfarb left SeaChange, effective August 3, 2012. Mr. Goldfarb is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of August 3, 2012.
(8)	Mr. Davi left SeaChange, effective November 16, 2012. Mr. Davi is a named executive officer for the fiscal year ended January 31, 2013, but is no longer an executive officer or employee of SeaChange as of November 16, 2012.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Thomas F. Olson, Chair
Edward Terino
Mary Palermo Cotton
Steven Craddock

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Olson (Chairman), Craddock, and Terino and Ms. Cotton. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing shareholders with the opportunity at the 2013 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the shareholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the heading “Compensation Discussion and Analysis.”

The Board has implemented an executive compensation program that rewards performance and is designed to attract, retain and motivate the key individuals who are most capable of contributing to SeaChange’s success and building long-term value for its stockholders. This compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved. SeaChange believes that the variability in these payouts indicates that its annual compensation plans effectively reward its executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance. The Compensation Committee retains discretion as to final payouts under the incentive compensation plans to ensure the goals of the overall program are met. SeaChange believes that the compensation program is centered on a pay-for-performance philosophy and is strongly aligned with the long-term interests of shareholders.

We believe that the historical payouts under our executive compensation incentive plan are evidence of the pay-for-performance structure of these plans. For example, the Committee made payouts under the Company’s fiscal 2013 performance-based incentive compensation plan based on the achievement of individual performance objectives and, in the case of Messrs. Rau and Bornak, the exercise of discretion permitted under the plan regarding their leadership in the substantial progress made in fiscal 2013 by the Company in transitioning to a software company and in streamlining operations, notwithstanding Messrs. Rau and Bornak having recently joined the Company and the other changes in key personnel during the year. Consistent with this pay-for-performance philosophy, payouts under our fiscal 2012 performance-based incentive compensation plan occurred only on the basis of individual performance-based objectives. In contrast, we did make payouts under our fiscal 2011 performance-based incentive compensation plan based on the financial performance metrics, as our fiscal 2011 financial results were an improvement over those in 2010, and were above the revenue threshold and non-GAAP income target. The Committee exercised discretion under our fiscal 2010 performance-based incentive compensation plan not to make any payout based on the financial performance metrics, even though the revenue threshold was exceeded, due to our non-GAAP operating income results.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

The Board urges stockholders to read the Compensation Discussion and Analysis beginning on page 16 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and which includes the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 29 through 37 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. It is currently expected that stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2014.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s executive compensation.

PROPOSAL NO. III

APPROVAL OF SEACHANGE’S AMENDED AND RESTATED
2011 COMPENSATION AND INCENTIVE PLAN

We are seeking approval of the Company’s Amended and Restated 2011 Compensation and Incentive Plan (the “2011 Plan”). By approving the 2011 Plan, stockholders will be:

•	Approving an increase by 2,500,000 in the number of shares authorized for issuance under the 2011 Plan and a corresponding increase in the number of incentive stock options that may be authorized for issuance under the 2011 Plan;
•	Approving an increase in the maximum number of shares underlying awards issued to an individual participant that may vest in any one fiscal year, increasing the limit from 500,000 to 1,250,000, subject to certain exceptions specified in the 2011 Plan;
•	Approving the previously Board approved increase from 500,000 to 1,250,000 in the per participant limit on the number of awards that may be granted to an individual participant in any one fiscal year, effective February 1, 2012; and
•	Approving the material terms of the performance goals of the 2011 Plan under which tax-deductible compensation may be paid for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the business criteria on which performance goals may be based.

The purpose of the 2011 Plan is to provide equity and cash incentives to the employees of the Company in order to attract, motivate and retain qualified employees. The ability to grant RSUs and stock options is an important means of compensation because they help align the interest of the employees with those of our stockholders.

As of April 30, 2013, there were 1,876,657 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans, at a weighted average exercise price of $10.33, and with a weighted average remaining life of 4.01 years. There were a total of 577,848 shares subject to outstanding restricted stock and RSU awards that remain subject to forfeiture. As of April 30, 2013, there were 791,381 shares available for future issuance under the 2011 Plan, though this number is subject to upward adjustment to the extent outstanding awards previously issued under SeaChange’s 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) or 2011 Plan either expire, terminate or are surrendered or forfeited. If the amendment and restatement of the 2011 Plan is not approved, the Company may continue to make awards under the existing terms of the 2011 Plan, as a result, it is possible that the Company may exhaust the remaining shares available for issuance prior to the Company’s annual meeting of stockholders in 2014. The Board of Directors believes that approval of the amendment and restatement is fundamental to the Company’s ongoing ability to recruit, retain and motivate employees.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2011 Plan.

The principal features of the 2011 Plan include:

•	Minimum Vesting Periods: Generally, stock options granted under the 2011 Plan will have a minimum vesting period of no less than six (6) months and restricted stock, RSUs and other full value awards granted under the 2011 Plan will have a minimum vesting period of no less than one (1) year for awards granted subject to performance goals and no less than three (3) years for all other awards. No more than 10% of the maximum aggregate shares authorized for issuance under the 2011 Plan may be granted in the form of Awards that do not comply with these minimum vesting periods.
•	No Discount Stock Options: The 2011 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of SeaChange’s stock on the date of grant.
•	Maximum Ten-Year Option Term: The 2011 Plan provides that stock options may not have a term greater than ten years.

•	No Liberal Share Counting: The 2011 Plan does not permit the number of shares available for grant to be increased by actions such as the tendering of shares in payment of a stock option, the withholding of shares to satisfy tax withholding obligations, and shares repurchased with option proceeds.
•	No Repricing of Stock Options: The 2011 Plan prohibits the repricing of stock options without stockholder approval.
•	Performance-Based Awards: Upon approval of this proposal, the 2011 Plan enables SeaChange to grant equity and cash awards that may constitute “performance-based compensation” under Section 162(m) of the Code, and includes categories of business criteria on which SeaChange may base an executive’s performance-based incentive compensation. While the 2011 Plan is intended to allow the Committee to pay compensation that may be deductible under Section 162(m) of the Code, the Committee will have discretion to award compensation that may not be deductible.
•	Independent Committee Administration: The 2011 Plan is administered by a committee of the Board whose members are intended to satisfy the independence requirements of applicable rules and regulations (the “Committee”).
•	Material Amendments to the 2011 Plan Require Stockholder Approval: The 2011 Plan provides that a material amendment to the 2011 Plan is not effective unless approved by SeaChange’s stockholders.
•	Awards Subject to Recovery: Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such awards under the 2011 Plan are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

Summary of the 2011 Plan

The following description of the 2011 Plan is a summary only. SeaChange strongly recommends that you read the complete text of the 2011 Plan which is attached as Appendix A hereto and which incorporates the amendments for which approval is sought.

The purpose of the 2011 Plan is to provide equity ownership and compensation opportunities in SeaChange (each, an “Award”) to employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries, all of whom are eligible to receive Awards under the 2011 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration

The 2011 Plan is administered by a committee composed solely of members of SeaChange’s board of directors that are “independent” under applicable rules and regulations (the “Committee”). The Committee has the authority to grant and amend Awards, to establish performance goals with respect to such Awards, to adopt, amend and repeal rules relating to the 2011 Plan, to interpret and correct the provisions of the 2011 Plan and any Award, and to subject Awards to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy. The 2011 Plan also provides that, subject to certain limits provided for in the 2011 Plan, authority to grant Awards to employees may be delegated to one or more officers of SeaChange.

Authorized Shares

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2011 Plan is (i) 5,300,000 shares of Common Stock (constituting the original 2,800,000 shares authorized at inception of the 2011 Compensation and Incentive Plan plus an additional 2,500,000 shares for which approval is being sought by this proposal) plus (ii) the number of shares that would have become available for issuance under SeaChange’s prior 2005 Plan following the adoption of the 2011 Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award will again be available for the grant of Awards under the 2011 Plan, provided that in no event shall the following shares of Common Stock be added to the foregoing plan limit: (i) shares of Common Stock tendered in payment of an option, whether granted pursuant to the 2011 Plan or the 2005 Plan; (ii) shares of Common Stock withheld by SeaChange to satisfy any tax withholding obligation, whether pursuant to the 2011 Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by SeaChange with proceeds of options, whether granted pursuant to the 2011 Plan or the 2005 Plan. Subject to adjustment, no more than 5,300,000 shares may be issued under the 2011 Plan as incentive stock options.

Eligibility

Employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries are eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of SeaChange and parent or subsidiaries of SeaChange. The maximum number of shares with respect to which Awards may be granted to any one Participant under the 2011 Plan is 1,250,000 shares in any fiscal year with a per Participant aggregate share vesting limitation in any given fiscal year of 1,250,000 shares. As outlined in the introduction, by approving the 2011 Plan, stockholders will be approving the previously Board approved increase from 500,000 to 1,250,000 in the per participant limit on the number of Awards that may be granted to any one Participant in any one fiscal year, commencing February 1, 2012, under the 2011 Plan and approving an increase in the maximum number of shares underlying awards issued to an individual participant that may vest in any one fiscal year from 500,000 to 1,250,000 shares subject to certain exceptions specified in the 2011 Plan. These changes would be effective for the inducement or new hire equity award made to Mr. Rau on April 30, 2012. Approximately 722 persons were eligible to participate in the 2011 Plan as of January 31, 2013.

Types of Awards

Awards under the 2011 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, RSUs, any other equity-based interests as the Committee shall determine, cash awards, or any combination thereof. Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by performance goals.

Stock Options

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code, and regulations issued thereunder. Options will expire no later than ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No stock options can be granted under the 2011 Plan after July 20, 2021, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2011 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of SeaChange;
•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the option; or
•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Generally, options granted under the 2011 Plan shall have a minimum vesting period of no less than six (6) months. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

Restricted Stock, Restricted Stock Units and Other Equity Awards

The 2011 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. RSUs represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. All of the shares being approved for issuance under the 2011 Plan may be granted as Awards of restricted stock, RSUs or other non-stock option Awards.

Generally, restricted stock, RSUs and other full value Awards under the 2011 Plan shall have a minimum vesting period of no less than one (1) year for Awards granted subject to performance goals and no less than three (3) years for all other Awards.

Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. A Participant holding RSUs may not vote the shares represented by a RSU and is not entitled to receive any dividends with respect to shares represented by a RSU.

Cash Awards

The 2011 Plan provides the flexibility to grant cash Awards either alone, in addition to, or in tandem with other Awards granted under the 2011 Plan. The Committee shall determine the terms and conditions of any such cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards, provided that no Participant may be granted a cash Award under the 2011 Plan that would result in a payment of more than $2 million during any one fiscal year of SeaChange. SeaChange has included the flexibility for the Committee to exercise its discretion to grant tax deductible, performance-based cash Awards pursuant to the 2011 Plan under the terms and conditions more fully described below under “Deductibility Under Section 162(m).”

Deductibility Under Section 162(m)

Section 162(m) of the Code places a limit of $1 million on the amount SeaChange may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-compensated executive officers other than SeaChange’s principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. For awards under the 2011 Plan to be eligible to qualify for this exception, stockholders must approve the material terms of the 2011 Plan under which the Awards are paid and the Awards must then constitute “qualified performance based compensation” for purposes of Section 162(m) of the Code. The material terms of the 2011 Plan include (i) the employees eligible to receive Awards under the plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. Performance goals will be based on one or more of the following business criteria determined with respect to SeaChange and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Each performance goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of SeaChange (including the performance of one or more subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, performance goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which performance goals are set and during which performance is to be measured to determine whether a participant is entitled to payment of an award under the 2011 Plan. Performance periods may be of varying and overlapping durations, but each such period shall not be less than 12 months. To the extent that an award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the performance goals must be established within 90 days of the beginning of the performance period.

The Committee may specify in an award that performance goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

Prior to the occurrence of an acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated participants to reduce (but not increase) any award otherwise payable under the 2011 Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an award to an amount consistent with the purposes of the 2011 Plan and the intended economic benefits of participation in the plan.

As outlined in the introduction, by approving the 2011 Plan, stockholders will be approving the material terms of the performance goals of the 2011 Plan under which compensation may be paid for purposes of Section 162(m) of the Code, including the business criteria on which performance goals may be based.

Transferability

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for stock-based Awards under the 2011 Plan and the per-Participant share limit;
•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;
•	the repurchase price per security subject to repurchase; and
•	the terms of each other outstanding stock-based Award shall be adjusted by SeaChange (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2011 Plan must be exercised by a certain date or shall be terminated, that any such Awards shall be terminated in exchange for a cash payment, or that any out of the money stock-based Awards be terminated.

Effect of Termination, Disability or Death

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. In addition, other than in the case of equitable adjustments to outstanding Awards, without the prior approval of SeaChange’s stockholders, (i) no option or other stock-based Award that is not a full value Award may be amended to reduce the price at which such option or Award is exercisable, (ii) no option or other stock-based Award that is not a full value Award may be canceled in exchange for an option or other stock-based Award that is not a full value Award with an exercise price that is less than the exercise price of the original option or stock-based Award that is not a full value Award, (iii) no option or other stock-based full value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities, and (iv) no option or other stock-based Award that is not a full value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

Termination of 2011 Plan; Amendments

Awards may be granted under the 2011 Plan at any time prior to July 20, 2021. The Committee may amend, suspend or terminate the 2011 Plan or any portion thereof at any time, provided, however, that any “material amendment” as defined by the 2011 Plan will not be effective unless approved by SeaChange’s stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2011 Plan.

Federal Income Tax Consequences

Incentive Stock Options

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under SeaChange’s 2011 Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to SeaChange upon either the grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Nonstatutory Stock Options

The following general rules are applicable under current United States federal income tax law to options that do not qualify as ISOs (“NSOs”) granted under the 2011 Plan:

1. The optionee generally does not realize any taxable income upon the grant of a NSO, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a NSO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NSO in such fashion, special rules will apply.

Restricted Stock and Restricted Stock Unit Awards

The following general rules are applicable under current federal income tax law to Awards of restricted stock and RSUs under the 2011 Plan:

1. The recipient of RSUs will not recognize taxable income at the time of a grant of a RSU, and SeaChange will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the Award, equal to the fair market value of any shares delivered and the amount of cash paid. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

2. The recipient of restricted stock will not recognize taxable income at the time of a grant of a restricted stock Award, and SeaChange will not be entitled to a tax deduction at such time, unless the Participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the Participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the Participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. SeaChange will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a Participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Cash Awards.

The following general rules are applicable under current federal income tax law to cash Awards under the 2011 Plan:

1. Participants granted a cash Award generally will recognize ordinary income at the time of payment of the cash Award equal to the amount paid.

2. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A Participant who receives accelerated vesting, exercise or payment of Awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the Participant may be subject to a 20% excise tax and SeaChange may be denied a tax deduction for such payments.

It is the intention of SeaChange that Awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an Award is subject to and fails to comply with the requirements of Section 409A, the Participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the Participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted on March 23, 2010, introduced a new Net Investment Income Tax. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by individuals with income over certain threshold amounts may be subject to an additional 3.8% tax on this Net Investment Income.

The foregoing general tax discussion is intended for the information of SeaChange’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to Participants in the 2011 Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s Amended and Restated 2011 Compensation and Incentive Plan.

PROPOSAL NO. IV

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Grant Thornton LLP currently serves as SeaChange’s independent registered public accounting firm. The Board of Directors is seeking ratification of the Audit Committee’s selection of Grant Thornton LLP to continue to serve as the registered public accounting firm for the fiscal year ending January 31, 2014.

Independent Registered Public Accounting Firm for Fiscal Year 2014

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2014.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the selection of Grant Thornton LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Grant Thornton LLP and will then take such action as it deems necessary.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

Fees for Services Provided by Grant Thornton LLP

The following table sets forth the aggregate fees for services provided by Grant Thornton LLP, SeaChange’s independent registered public accounting firm for the fiscal years ended January 31, 2013 and 2012.

	2013	2012
Audit Fees	$712,830	$1,185,794
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$712,830	$1,185,794

Audit Fees.  These are aggregate fees billed for professional services rendered by Grant Thornton LLP for the fiscal year ended January 31, 2013, and for the fiscal year ended January 31, 2012 for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual reports on Form 10-K, (b) reviews of the quarterly financial information included in SeaChange’s Quarterly Reports on Form 10-Q for each such fiscal year and (c) reviews of SEC filings.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining Grant Thornton LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Grant Thornton LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Grant Thornton LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2013, and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2013, with the following exceptions: (i) Mr. Bornak was late in the filing of four Form 4’s, each relating to a stock option award; (ii) each of Messrs. Davi and Goldfarb were late in the filing of two Form 4’s relating to an RSU award and a sale to cover taxes; (iii) Mr. Kelly was late in the filing of one Form 4 relating to one RSU award; (iv) Mr. Olson was late in the filings of two Form 4’s, each relating to an RSU award; and (v) Mr. Rau was late in the filing of two Form 4’s, each relating to an RSU award.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

On September 1, 2009, SeaChange completed its acquisition of eventIS Group B.V. (“eventIS”) from a holding company in which Erwin van Dommelen, who was employed by the Company from March 2010 to September 2012, had a 32% interest in the holding company. Under the terms of the definitive agreement with eventIS, SeaChange paid $36.6 million upon the closing of the transaction on September 1, 2009. In addition, the Company was obligated to pay €1.2 million (approximately $1.6 million) in cash to the former eventIS shareholders on each of the first three anniversary dates following the acquisition. SeaChange was also obligated on each of the aforementioned anniversary dates to issue shares of restricted stock equating to €0.8 million (approximately $1.1 million) annually to the former eventIS shareholders. The purchase price also included a performance-based component principally related to the achievement of certain annual revenue targets for eventIS and SeaChange products and services. The revenue performance metrics cover the three year period ending January 31, 2013 with payment upon achievement of these metrics occurring annually. SeaChange has made cash payments to date to the holding company of approximately $44 million and issued approximately 304,000 restricted common shares. On September 1, 2012, the Company amended the eventIS share purchase agreement with the holding company and as a result, will accelerate approximately 102,000 restricted shares on September 1, 2013. The amendment did not change the total amount of payments payable under the purchase agreement. SeaChange estimates earn-out payments will be made in the first half of fiscal 2014 for amounts earned based on the respective earn-out criteria.

SeaChange is also party to agreements dated June 3, 2010 and December 16, 2010 with Ramius relating to the election of directors. A description of these agreements is set forth above under the heading “Arrangements or Understandings Regarding the Selection of Certain Directors.”

Appendix A

SEACHANGE INTERNATIONAL, INC.
AMENDED AND RESTATED 2011 COMPENSATION AND INCENTIVE PLAN

1. Purpose and Eligibility.

The purpose of this 2011 Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 12.

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors.  The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number and type of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its Subsidiaries to be recipients of Awards created by the Company and (ii) determine the number, type and terms of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares.  Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be (i) 5,300,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that would have become available for issuance under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan. If any Award granted pursuant to this Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, in no event shall the following shares of Common Stock be added to the foregoing plan limit: (i) shares of Common Stock tendered in payment of an Option, whether granted pursuant to this Plan or the 2005 Plan; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation, whether pursuant to this Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by the Company with proceeds of Options, whether granted pursuant to this Plan or the 2005 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit.  Subject to adjustment under Section 3(c) and commencing with the fiscal year ended January 31, 2013, no Participant may be granted Awards during any one fiscal year to acquire more than 1,250,000 shares of Common Stock. Notwithstanding the foregoing, commencing with the fiscal year ended January 31, 2013 and subject to Sections 10(e) and 10(j), Awards granted to a Participant shall be interpreted to limit the maximum number of shares of Common Stock issuable in one fiscal year to a Participant to 1,250,000 shares of Common Stock, with any such excess to be vested on the first day of the immediately subsequent fiscal year, subject to the foregoing limitation.

c. Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 10(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d. Fractional Shares.  No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

a. General.  The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, Performance Goals (as defined in Section 9(b)), repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options.  An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” Subject to adjustment under Section 3(c), no more than 5,300,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

c. Dollar Limitation.  For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price.  The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

e. Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options.  At the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options; provided, that all Options (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than six (6) months. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

g. Exercise of Option.  Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;
(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;
(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise;
(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition.  By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

a. Grants.  The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “ Restricted Stock Award”).

b. Terms and Conditions.  A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock.  At the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award; provided, that all Restricted Stock Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards granted subject to Performance Goals and no less than three (3) years for all other Restricted Stock Awards. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

6. Restricted Stock Unit.

a. Grants.  The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions.  Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit and does not give the Participant a right to receive any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock subject to a Restricted Stock Unit Award.

c. Vesting of Restricted Stock Unit.  At the time of the grant of a Restricted Stock Unit Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit Award; provided, that all Restricted Stock Unit Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Unit Awards granted subject to Performance Goals and no less than three (3) years for all other Restricted Stock Unit Awards. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Goals, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards; provided, that all Awards granted pursuant to this Section 7 (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than six (6) months; provided, further, that all Awards granted pursuant to this Section 7 that are Full Value Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than one (1) year for Awards granted subject to Performance Goals and no less than three (3) years for all other Awards.

8. Cash Awards.

a. Grants.  The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b. Terms and Conditions.  The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards; provided, no Participant may be granted a Cash Award hereunder that would result in a payment of more than $2 million during any one fiscal year of the Company.

9. Performance-Based Awards.

a. General.  Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 9(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards. Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 9(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award. The Committee’s determination will be final and conclusive.

b. Performance Goals.  Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months. To the extent that an Award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

10. General Provisions Applicable to Awards.

a. Transferability of Awards.  Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation.  Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status.  The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e. Acquisition of the Company.

(i)	Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition and in each case subject to applicable tax withholding; (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any, subject to applicable tax withholding; (iv) if applicable, in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration; or (v) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.
(ii)	Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f. Withholding.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards.  The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting or realization, modifying the exercise price, converting an Incentive Stock Option to a Nonstatutory Stock Option, and amending or modifying an Award such that it ceases to constitute “qualified performance based compensation” for purposes of Section 162(m); provided that, except as otherwise provided in Section 10(e)(i) or in the last sentence of this Section 10(g), the Participant’s consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, other than as provided for in Section 3(c), without prior approval by the Company’s stockholders (a) no Option or other stock-based Award that is not a Full Value Award may be amended to reduce the price at which it is exercisable; (b) no Option or other stock-based Award that is not a Full Value Award may be canceled in exchange for an Option or other stock-based Award that is not a Full Value Award with an exercise price that is less than the exercise price of the original Option or stock-based Award that is not a Full Value Award; (c) no Option or stock-based Full Value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities; and (d) no Option or stock-based

Award that is not a Full Value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

h. Forfeiture.  Notwithstanding any provision herein to the contrary, Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

i. Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of the Plan and any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

j. Acceleration.  The Committee may at any time subsequent to the grant of an Award provide that any Options shall become immediately exercisable in full or in part, that Awards that may be settled in whole or in part in cash may become exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999, (ii) disqualify all or part of the Option as an Incentive Stock Option, or (iii) cause an Award to cease to constitute “qualified performance based compensation” for purposes of Section 162(m). In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 10(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

k. Exception to Minimum Vesting Periods.  The Committee may grant up to ten percent (10%) of the maximum aggregate shares of Common Stock authorized for issuance hereunder in the form of Options, Restricted Stock, Restricted Stock Units and other Awards based on Common Stock that do not comply with the minimum vesting periods set forth in Sections 4(f), 5(c), 6(c) and 7.

l. Compliance with Code Section 409A.  It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant's termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant's separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the

Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

11. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

12. Miscellaneous.

a. Definitions.

(i)	“Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall also include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.
(ii)	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
(iii)	“employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.
(iv)	“Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.
(v)	“Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) Cash Awards or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b. No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued

employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan.  The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan, or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) amend Section 10(g); (iv) amend Section 10(k); (v) subject to Sections 10(e) and 10(j), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (vi) require stockholder approval pursuant to the requirements of NASDAQ or any exchange on which the Company is then listed or applicable law.

f. Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on May 31, 2011

Approved by the stockholders on July 20, 2011

Amended by the Board of Directors on February 8, 2013

Amended by the Board of Directors on May 17, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combo are available at www.proxyvote.com.

M25767-P95550

SEACHANGE INTERNATIONAL, INC.

Annual Meeting of Stockholders to be held on July 17, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Raghu Rau and David McEvoy and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 17, 2013, at 10:00 a.m. local time, at SeaChange’s offices located at 50 Nagog Park, Acton, Massachusetts 01720, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 23, 2013, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, FOR THE APPROVAL OF EXECUTIVE COMPENSATION AND FOR THE RATIFICATION OF THE APPOINTMENT OF SEACHANGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SEACHANGE INTERNATIONAL, INC.
ATTN: DAVE MCEVOY
50 NAGOG PARK
ACTON, MA 01720

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SeaChange International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SeaChange International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M25766-P95550 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To withhold authority to vote for any individual nominee(s), mark
“For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except:
1. Election of Class II Directors	☐	☐	☐
Nominees:

01 Steven Craddock	02 Edward Terino

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

2.	To adopt, on an advisory basis, a resolution approving the compensation of SeaChange’s named executive officers:

For	Against	Abstain
☐	☐	☐
3.	To approve the amendment and restatement of SeaChange’s 2011 Compensation and Incentive Plan:

For	Against	Abstain
☐	☐	☐
4.	To ratify the appointment of SeaChange’s independent registered public accounting firm, Grant Thornton LLP:

For	Against	Abstain
☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy.

Signature	Date	Signature (Joint Owners)	Date